                                                                Exhibit 10.2

                          CREDIT AND GUARANTY AGREEMENT

                            DATED AS OF JUNE 21, 2004

                                      AMONG

                               AUTOCAM CORPORATION
                              AUTOCAM FRANCE, SARL,
                                  AS BORROWERS

                              TITAN HOLDINGS, INC.,

                                       AND

                  CERTAIN SUBSIDIARIES OF AUTOCAM CORPORATION,

                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                                       AND

                         CITIGROUP GLOBAL MARKETS, INC.
                            AS JOINT LEAD ARRANGERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              AS SYNDICATION AGENT

                          CITICORP NORTH AMERICA, INC.,
              AS GENERAL ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

                           CITIBANK INTERNATIONAL PLC,
                        AS EUROPEAN ADMINISTRATIVE AGENT,

                                       AND

              BANK ONE, NA, ING CAPITAL, LLC AND NATIONAL CITY BANK
                             AS DOCUMENTATION AGENTS
             ------------------------------------------------------

                                   $69,100,000
                                (EURO)74,321,000
                        SENIOR SECURED CREDIT FACILITIES

            --------------------------------------------------------

                                                                       EXECUTION

                                TABLE OF CONTENTS

                                                                                                           PAGE
SECTION 1.     DEFINITIONS AND INTERPRETATION...........................................................     2

     1.1   Definitions..................................................................................     2

SECTION 2.     LOANS AND LETTERS OF CREDIT..............................................................    41

     2.1   Term Loans...................................................................................    41

     2.2   Revolving Loans..............................................................................    42

     2.3   Swing Line Loans.............................................................................    43

     2.4   Issuance of Letters of Credit and Purchase of Participations Therein.........................    46

     2.5   Pro Rata Shares; Availability of Funds.......................................................    51

     2.6   Use of Proceeds..............................................................................    52

     2.7   Evidence of Debt; Register; Lenders' Books and Records; Notes................................    52

     2.8   Interest on Loans............................................................................    53

     2.9   Conversion/Continuation......................................................................    55

     2.10  Default Interest.............................................................................    56

     2.11  Fees.........................................................................................    56

     2.12  Scheduled Payments...........................................................................    58

     2.13  Voluntary Prepayments/Commitment Reductions..................................................    59

     2.14  Mandatory Prepayments/Commitment Reductions..................................................    62

     2.15  Application of Prepayments/Reductions........................................................    64

     2.16  General Provisions Regarding Payments........................................................    65

     2.17  Ratable Sharing..............................................................................    67

     2.18  Making or Maintaining Eurocurrency Rate Loans................................................    67

     2.19  Increased Costs; Capital Adequacy............................................................    69

     2.20  Taxes; Withholding, etc......................................................................    71

     2.21  Obligation to Mitigate.......................................................................    74

     2.22  Defaulting Lenders...........................................................................    75

     2.23  Removal or Replacement of a Lender...........................................................    75

SECTION 3.        CONDITIONS PRECEDENT..................................................................    76

     3.1   Closing Date.................................................................................    76

     3.2   Conditions to Each Credit Extension..........................................................    82

SECTION 4.        REPRESENTATIONS AND WARRANTIES........................................................    83

     4.1   Organization; Requisite Power and Authority; Qualification...................................    84

     4.2   Capital Stock and Ownership..................................................................    84

     4.3   Due Authorization............................................................................    84

                                                                       EXECUTION

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                                           PAGE
     4.4   No Conflict..................................................................................    84

     4.5   Governmental Consents........................................................................    85

     4.6   Binding Obligation...........................................................................    85

     4.7   Historical Financial Statements..............................................................    85

     4.8   Projections..................................................................................    85

     4.9   No Material Adverse Change...................................................................    85

     4.10  No Restricted Junior Payments................................................................    85

     4.11  Adverse Proceedings, etc.....................................................................    86

     4.12  Payment of Taxes.............................................................................    86

     4.13  Properties...................................................................................    86

     4.14  Environmental Matters........................................................................    87

     4.15  No Defaults..................................................................................    87

     4.16  Material Contracts...........................................................................    87

     4.17  Governmental Regulation......................................................................    87

     4.18  Margin Stock.................................................................................    87

     4.19  Employee Matters.............................................................................    88

     4.20  Employee Benefit Plans.......................................................................    88

     4.21  Certain Fees.................................................................................    89

     4.22  Solvency.....................................................................................    89

     4.23  Related Agreements...........................................................................    89

     4.24  Compliance with Statutes, etc................................................................    89

     4.25  Disclosure...................................................................................    89

SECTION 5.        AFFIRMATIVE COVENANTS.................................................................    90

     5.1   Financial Statements and Other Reports.......................................................    90

     5.2   Existence....................................................................................    93

     5.3   Payment of Taxes and Claims..................................................................    93

     5.4   Maintenance of Properties....................................................................    94

     5.5   Insurance....................................................................................    94

     5.6   Inspections..................................................................................    94

     5.7   Lenders Meetings.............................................................................    95

     5.8   Compliance with Laws.........................................................................    95

     5.9   Environmental................................................................................    95

                                                                       EXECUTION

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                                           PAGE
     5.10  Subsidiaries.................................................................................    96

     5.11  Additional Material Real Estate Assets.......................................................    96

     5.12  Interest Rate Protection.....................................................................    97

     5.13  Further Assurances...........................................................................    97

     5.14  Control Agreements...........................................................................    97

SECTION 6.        NEGATIVE COVENANTS....................................................................    98

     6.1   Indebtedness.................................................................................    98

     6.2   Liens........................................................................................   102

     6.3   Equitable Lien...............................................................................   104

     6.4   No Further Negative Pledges..................................................................   104

     6.5   Restricted Junior Payments...................................................................   104

     6.6   Restrictions on Subsidiary Distributions.....................................................   105

     6.7   Investments..................................................................................   105

     6.8   Financial Covenants..........................................................................   106

     6.9   Fundamental Changes; Disposition of Assets; Acquisitions.....................................   109

     6.10  Disposal of Subsidiary Interests.............................................................   110

     6.11  Sales and Lease-Backs........................................................................   110

     6.12  Transactions with Shareholders and Affiliates................................................   111

     6.13  Conduct of Business..........................................................................   111

     6.14  Permitted Activities of Holdings.............................................................   111

     6.15  Amendments or Waivers of Certain Related Agreements..........................................   112

     6.16  Amendments or Waivers of with respect to Subordinated Indebtedness...........................   112

     6.17  Fiscal Year..................................................................................   112

SECTION 7.        GUARANTY..............................................................................   112

     7.1   Guaranty of the Obligations..................................................................   112

     7.2   Contribution by Guarantors...................................................................   112

     7.3   Payment by Guarantors........................................................................   113

     7.4   Liability of Guarantors Absolute.............................................................   113

     7.5   Waivers by Guarantors........................................................................   115

     7.6   Guarantors' Rights of Subrogation, Contribution, etc.........................................   116

     7.7   Subordination of Other Obligations...........................................................   117

     7.8   Continuing Guaranty..........................................................................   117

                                                                       EXECUTION

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                                           PAGE
     7.9   Authority of Guarantors or Borrowers.........................................................   117

     7.10  Financial Condition of Company...............................................................   117

     7.11  Bankruptcy, etc..............................................................................   118

     7.12  Discharge of Guaranty Upon Sale of Guarantor.................................................   118

SECTION 8.        EVENTS OF DEFAULT.....................................................................   119

     8.1   Events of Default............................................................................   119

SECTION 9.        AGENTS................................................................................   122

     9.1   Appointment of Agents........................................................................   122

     9.2   Powers and Duties............................................................................   123

     9.3   General Immunity.............................................................................   123

     9.4   Agents Entitled to Act as Lender.............................................................   124

     9.5   Lenders' Representations, Warranties and Acknowledgment......................................   124

     9.6   Right to Indemnity...........................................................................   124

     9.7   Successor Administrative Agents and Swing Line Lender........................................   125

     9.8   Collateral Documents and Guaranty............................................................   126

     9.9   Dutch Collateral Debt Covenant...............................................................   126

SECTION 10.       MISCELLANEOUS.........................................................................   128

     10.1  Notices......................................................................................   128

     10.2  Expenses.....................................................................................   129

     10.3  Indemnity....................................................................................   130

     10.4  Set-Off......................................................................................   131

     10.5  Amendments and Waivers.......................................................................   131

     10.6  Successors and Assigns; Participations.......................................................   133

     10.7  Independence of Covenants....................................................................   136

     10.8  Survival of Representations, Warranties and Agreements.......................................   136

     10.9  No Waiver; Remedies Cumulative...............................................................   137

     10.10 Marshalling; Payments Set Aside..............................................................   137

     10.11 Severability.................................................................................   137

     10.12 Obligations Several; Independent Nature of Lenders' Rights...................................   137

     10.13 Headings.....................................................................................   138

     10.14 APPLICABLE LAW...............................................................................   138

     10.15 CONSENT TO JURISDICTION......................................................................   138

                                                                       EXECUTION

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                                           PAGE
     10.16 WAIVER OF JURY TRIAL.........................................................................   138

     10.17 Confidentiality..............................................................................   139

     10.18 Usury Savings Clause.........................................................................   140

     10.19 Counterparts.................................................................................   140

     10.20 Judgment Currency............................................................................   140

     10.21 Collection Allocation Mechanism..............................................................   141

     10.22 Effectiveness................................................................................   142

                                                                       EXECUTION

APPENDICES:  A-1      U.S. Term Loan Commitments
             A-2      European Term Loan Commitments
             A-3      Domestic Revolving Commitments
             A-4      European Revolving Commitments
             B        Notice Addresses

SCHEDULES:   3.1(i)   Closing Date Mortgaged Properties
             4.1      Jurisdictions of Organization and Qualification
             4.2      Capital Stock and Ownership
             4.13     Real Estate Assets
             6.1      Certain Indebtedness
             6.2      Certain Liens
             6.7      Certain Investments
             6.12     Certain Affiliate Transactions

EXHIBITS:    A-1-A    U.S Borrower Funding Notice
             A-1-B    European Borrower Funding Notice
             A-2-A    U.S. Borrower Conversion/Continuation Notice
             A-2-B    European Borrower Conversion/Continuation Notice
             A-3      Issuance Notice
             B-1      U.S. Term Loan Note
             B-2      European Term Loan Note
             B-3      Domestic Revolving Loan Note
             B-4      Swing Line Note
             B-5      European Revolving Note
             C        Compliance Certificate
             D        Assignment Agreement
             E        Certificate Re Non-bank Status
             F-1      Closing Date Certificate
             F-2      Solvency Certificate
             G        Counterpart Agreement
             H        Pledge and Security Agreement
             I        Mortgage
             J        Landlord Waiver and Consent Agreement

                                                                       EXECUTION

                          CREDIT AND GUARANTY AGREEMENT

         This CREDIT AND GUARANTY AGREEMENT, dated as of June 21, 2004, is entered into by and among AUTOCAM CORPORATION, a Michigan corporation ("COMPANY" or "U.S. BORROWER"), AUTOCAM FRANCE, SARL, a French societe a responsabilite limitee (limited liability company) ("EUROPEAN BORROWER" and together with the U.S. Borrower, the "BORROWERS"), TITAN HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and CITIGROUP GLOBAL MARKETS, INC. ("CGMI"), as Joint Lead Arrangers, and Joint Book Runners (in such capacities, the "JOINT LEAD ARRANGERS"), GSCP, as Syndication Agent (in such capacity, "SYNDICATION AGENT"), CITICORP NORTH AMERICA, INC. ("CITICORP"), as General Administrative Agent (together with its permitted successors in such capacity, "GENERAL ADMINISTRATIVE AGENT") and as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL AGENT"), and CITIBANK INTERNATIONAL PLC ("CITI INTERNATIONAL"), as European Administrative Agent (in such capacity, "EUROPEAN ADMINISTRATIVE AGENT"), and BANK ONE, NA ("BANK ONE"), ING CAPITAL, LLC ("ING"), and NATIONAL CITY BANK ("NCB") as Documentation Agents (each in such capacity, a "DOCUMENTATION AGENT" and collectively, the "DOCUMENTATION AGENTS").

                                    RECITALS:

         WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

         WHEREAS, Parent and Merger Sub have been formed by Sponsor for the purpose of acquiring by merger all of the outstanding shares of the Capital Stock of Holdings;

         WHEREAS, Holdings owns all of the outstanding shares of the Capital Stock of Company;

         WHEREAS, on or before the Closing Date, Sponsor and other investors will pay Cash consideration to acquire all of the outstanding Capital Stock of Parent;

         WHEREAS, the Sponsor and the Management Investors will, on or before the Closing Date, make equity contributions to Parent consisting of $115,000,000 in Cash and $28,000,000 in Old Management Shares (the "EQUITY CAPITALIZATION"), the proceeds of which will be applied to fund a portion of the Merger Financing Requirements;

         WHEREAS, Notes Merger Sub has issued and sold $140,000,000 in aggregate principal amount of Senior Subordinated Notes, the net proceeds of which have been deposited into the Notes Escrow;

         WHEREAS, on the Closing Date, (i) Holdings will be merged with and into Holdings Merger Sub pursuant to the Holdings Merger Agreement, with Holdings being the surviving corporation in such merger with its name remaining "Titan Holdings, Inc.", (ii) Notes Merger Sub will be merged with and into Company, with Company being the surviving corporation in such merger with its name remaining "Autocam Corporation", (iii) upon consummation of such

                                                                       EXECUTION
mergers, the proceeds of the Senior Subordinated Notes shall be released from the Notes Escrow to Company and applied to fund a portion of the Holdings Merger Financing Requirements.

         WHEREAS, Lenders have agreed to extend certain credit facilities to Borrowers, in an aggregate amount not to exceed the Dollar Equivalent of $158,000,000, consisting of $33,000,000 aggregate principal amount of U.S. Term Loans, (euro)62,700,000 aggregate principal amount of European Term Loans, up to the Dollar Equivalent of $36,100,000 aggregate principal amount of Domestic Revolving Commitments and up to (euro)11,621,000 aggregate principal amount of European Revolving Commitments, the proceeds of which (i) in the case of the Term Loans (together with the proceeds of the Senior Subordinated Notes), shall be applied by the Borrowers, or shall be dividended or loaned to Holdings and applied by Holdings, to fund a portion of the Holdings Merger Financing Requirements, and (ii) in the case of the Revolving Commitments, will be used to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries after the Closing Date;

         WHEREAS, Company has agreed to secure all of the Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and certain of its Foreign Subsidiaries and 65% of all the Capital Stock of its remaining Foreign Subsidiaries; and

         WHEREAS, European Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on certain of its assets, including certain secured intercompany debt owing from its Subsidiaries and 65% of all of the Capital Stock of each of its Subsidiaries.

         WHEREAS, Guarantors have agreed to guarantee the obligations of Borrowers hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries and certain Foreign Subsidiaries and 65% of all the Capital Stock of each of their respective remaining Foreign Subsidiaries.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

         1.1 DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

         "ADDITIONAL SPONSOR EQUITY" means Cash proceeds received by Parent from the issuance of its Capital Stock to, or other capital contributions by, one or more Sponsors for their own account on any day after the Closing Date.

         "ADJUSTED EUROCURRENCY RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurocurrency Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) in the case of a

                                                                       EXECUTION

Eurocurrency Rate Loan denominated in Dollars, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by General Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, (b) in the case of Eurocurrency Rate Loan denominated in Euro, the offered quotation which appears on the page of the Telerate Screen which displays an average rate of the Banking Federation of the EMU for the euro (being currently page 248) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Euro, determined as of approximately 11:00 A.M. (London, England time) on such Interest Rate Determination Date or (c) in the event the rate referenced in the preceding clause (a) or (b), as applicable, does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Applicable Administrative Agent to be the offered rate on such other page or other service which displays, in the case of Eurocurrency Rate Loan in Dollars, an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, or in the case of a Eurocurrency Rate Loan in Euro, the average rate of the Banking Federation of the EMU for deposits (for delivery on the first day of such period) with a term equivalent to such period in Euros, in each case determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (d) in the event the rates referenced in the preceding clauses (a), (b) and (c) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market or European interbank market, as applicable, by Citibank, N.A. for deposits (for delivery on the first day of the relevant period) in Dollars or Euro, as applicable, of amounts in same day funds comparable to the principal amount of the applicable Loan of General Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurocurrency Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

         "ADMINISTRATIVE AGENTS" shall mean General Administrative Agent and European Administrative Agent, collectively.

         "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

         "AFFECTED LENDER" as defined in Section 2.18(b).

         "AFFECTED LOANS" as defined in Section 2.18(b).

                                                                       EXECUTION

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, provided no Person shall be an Affiliate of Holdings, Company or any of its Subsidiaries solely because such Person controls, or is under common control with, one or more of the entities constituting the Sponsors. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENT" means each of Syndication Agent, General Administrative Agent, European Administrative Agent, Collateral Agent and each Documentation Agent.

         "AGGREGATE AMOUNTS DUE" as defined in Section 2.17.

         "AGGREGATE PAYMENTS" as defined in Section 7.2.

         "AGREEMENT" means this Credit and Guaranty Agreement, dated as of June 21, 2004, as it may be amended, supplemented or otherwise modified from time to time.

         "APPLICABLE ADMINISTRATIVE AGENT" means (i) with respect to a Loan to Company or Letter of Credit issued for the account of Company, and with respect to any payment, notice or other matter hereunder with respect thereto or that does not relate to a particular Loan, Letter of Credit or type of Commitments, General Administrative Agent, and (ii) with respect to a Loan to European Borrower or Letter of Credit issued for the account of European Borrower, and with respect to any payment, notice or other matter hereunder that relate only to Loans, Letters of Credit or Commitments to European Borrower, European Administrative Agent.

         "APPLICABLE MARGIN" means (i) with respect to Loans that are Eurocurrency Rate Loans, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the period ending September 30, 2004, a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect were in excess of 3.00:1.00; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

    LEVERAGE
     RATIO                           APPLICABLE MARGIN
----------------                     -----------------
> or = 3.00:1.00                           3.00%

   < 3.00:1.00                             2.75%

and (ii) with respect to Swing Line Loans and other Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurocurrency Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin

                                                                       EXECUTION
shall be effective until three Business Days after the date on which General Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio. At any time Company has not submitted to General Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Leverage Ratio were in excess of 3.00:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), General Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

         "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurocurrency Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurocurrency Rate Loans, including a percentage rate per annum determined by either Administrative Agent to reflect the requirements of the Bank of England and/or the Financial Services Authority and/or the European Central Bank in respect of monetary control, liquidity or otherwise. A Eurocurrency Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or any Guarantor Domestic Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings' or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings' Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business,
(ii) Cash Equivalents sold for Cash or Cash Equivalents in the ordinary course of business of Company and its Subsidiaries, (iii) the sale or discount without recourse of accounts receivable only in connection with the compromise thereof or the assignment of past-due accounts receivable for collection and (iv) sales of other assets for aggregate consideration of less than $1,000,000 with respect to any transaction or series of related transactions and less than $5,000,000 in the aggregate during any Fiscal Year.

         "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by General Administrative Agent.

                                                                       EXECUTION

         "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

         "AUTOCAM BRAZIL" means Autocam do Brasil Usinagem Ltda., a limited liability company organized and existing under the laws of Brazil.

         "AUTOCAM EUROPE" means Autocam Europe, B.V., a corporation organized and existing under the laws of the Netherlands.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

         "BENEFICIARY" means each Agent, Issuing Bank, Lender and Lender Counterparty.

         "BOUVERAT" means Bouverat Industries, S.A.S., a French societe par actions simplifiee.

         "BOUVERAT GOING CONCERN PLEDGE AGREEMENT" means the agreement evidencing the pledge by Bouverat, constituting a "nantissement du fonds de commerce" to secure its obligations under the intercompany loans made to it by European Borrower under the Bouverat Intercompany Loan Agreement.

         "BOUVERAT INTERCOMPANY LOAN AGREEMENT" means the agreement among European Borrower and Bouverat evidencing the intercompany loans between European Borrower and Bouverat.

         "BOUVERAT SECURITY DOCUMENTS" is the collective reference to Bouverat Share Pledge Agreement, the Bouverat Going Concern Pledge Agreement, the Bouverat Intercompany Loan Agreement and the European Intercompany Loan Assignment Agreement.

         "BOUVERAT SHARE PLEDGE AGREEMENT" means the agreement evidencing the pledge by European Borrower, to secure the Obligations of European Borrower, of 65% of the Capital Stock of Bouverat.

         "BRAZILIAN SECURITY DOCUMENTS" means (a) all intercompany note(s) (or other similar agreement(s) under the laws of Brazil) evidencing intercompany loans made by the U.S. Borrower to Autocam Brazil, and (b) all pledge or assignment agreement(s) evidencing the

                                                                       EXECUTION
pledge or assignment of the note or other document described in clause (a) by U.S. Borrower to secure the Obligations.

         "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted eurodollar rate or any Eurocurrency Rate Loans, the term "BUSINESS DAY" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits, in the London interbank market, or in Euro deposits in the european interbank market, as applicable.

         "CAM" means the mechanism for the allocation and exchange of interests in the Specified Obligations and collections thereunder established under
Section 10.21.

         "CAM EXCHANGE" means the exchange of Lenders' interests provided for in
Section 10.21.

         "CAM EXCHANGE DATE" means the date on which (a) any Event of Default referred to in Section 8.1(f), 8.1(g) or 8.1(h) shall occur in respect of Company, or European Borrower, or (b) an acceleration of the maturity of any of the Loans pursuant to Section 8 shall occur.

         "CAM PERCENTAGE" means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of Spot Exchange Rate prevailing on the CAM Exchange
Date) of the Specified Obligations owed to such Lender and (b) the denominator shall be aggregate Dollar Equivalent (as so determined) of the Specified Obligations owed to all Lenders and the aggregate undrawn amount of outstanding Letters of Credit immediately prior to such CAM Exchange Date.

         "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (other than convertible Indebtedness, until converted).

         "CASH" means money, currency or a credit balance in any demand or Deposit Account.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case

                                                                       EXECUTION
maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances (or, in the case of Foreign Subsidiaries, the foreign equivalent) maturing within one year after such date and issued or accepted by, and money market deposit accounts issued or offered by, any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000 (or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the law of the relevant jurisdiction or any political subdivision thereof which has combined capital and surplus and undivided profits in excess of the foreign currency equivalent of $100,000,000; (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) or (ii) above and entered into with any commercial bank satisfying the requirements of clause (iv) above; and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; provided, that, in the case of any Investment by a Foreign Subsidiary, "Cash Equivalents" shall also include: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

         "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit E.

         "CHANGE OF CONTROL" means, at any time, (i) prior to an IPO, one or more of the Sponsors shall cease to beneficially own and control, directly or indirectly, at least 51% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings; (ii) after an IPO, (a) one or more of the Sponsors shall cease to beneficially own and control, directly or indirectly, at least 35% on a fully diluted basis of the economic and voting interests in the Capital Stock of Holdings and (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than one or more of the Sponsors (A) shall, directly or indirectly, beneficially own a percentage of the economic and/or voting interests in the Capital Stock of Holdings on a fully-diluted basis that is greater than the percentage of the economic interests and/or in the Capital Stock of Holdings on a fully-diluted basis then held, directly or indirectly, by the Sponsors, taken together, or (B) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings;
(iii) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company or the failure at any time of Holdings to have the power (whether or not exercised) to elect a majority of the members of the

                                                                       EXECUTION
board of directors (or similar governing body) of Company; (iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (a) were members of the board of directors of Holdings on the Closing Date or (b) were either (x) nominated for election by the board of directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or (y) designated or appointed by Sponsor; or (vi) any "change of control" or similar event under the Senior Subordinated Note Indenture and related documentation shall occur.

         "CLASS" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having U.S. Term Loan Exposure, (b) Lenders having European Term Loan Exposure, (c) Lenders having Domestic Revolving Exposure (including Swing Line Lender) and (d) Lenders having European Revolving Exposure, and (ii) with respect to Loans, each of the following classes of
Loans: (a) U.S. Term Loans, (b) European Term Loans, (c) Revolving Loans (including Swing Line Loans) and (d) European Revolving Loans.

         "CLOSING DATE" means the date on which the Term Loans are made.

         "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit F-1.

         "CLOSING DATE MORTGAGED PROPERTY" as defined in Section 3.1(i).

         "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

         "COLLATERAL AGENT" as defined in the preamble hereto.

         "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages, the French Security Documents, the Brazilian Security Documents, the Control Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

         "COMMITMENT" means any Revolving Commitment or Term Loan Commitment.

         "COMPANY" as defined in the preamble hereto.

         "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

         "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to
(i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) to the extent reducing Consolidated Net Income, (I) net extraordinary

                                                                       EXECUTION
losses, (II) (a) other unusual or non recurring expenses or losses in an amount not to exceed $10,000,000 in the aggregate for all periods from the Closing Date through the date of determination and (b) French Restructuring Costs, in an aggregate combined amount (for both clauses (II)(a) and (II)(b)) not to exceed $10,000,000 for any twelve month period, (III) Franklin Park Lease Termination charges, (IV) Insurance Termination charges, (V) charges allocated with the write-off of unamortized financing fees and related costs arising from the termination of the Existing Credit Agreement and (VI) Transaction Costs payable in Cash by Holdings and Company, and (g) other non-Cash items reducing Consolidated Net Income (including whether or not includible as a separate item in the statement of Consolidated Net Income, non-Cash losses on sales of assets outside the ordinary course of business or returned surplus assets of any Pension Plan but excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus
(ii) the sum, without duplication, of the amounts for such period of (a) any income or gains that are extraordinary, unusual or non-recurring (including whether or not includible as a separate item in the statement of consolidated net income, gains on sales of assets outside the ordinary course of business or returned surplus assets of any Pension Plan), and (b) other non-Cash items increasing Consolidated Net Income (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period); provided, that, Consolidated Adjusted EBITDA for the Fiscal Quarter ended (i) December 31, 2003 shall be deemed to be $13,900,000 and
(ii) March 31, 2004 shall be deemed to be $17,500,000.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "expenditures for property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries, and other than any amount of such expenditures that constitute Permitted Acquisition Expenses, the permitted reinvestment of Net Asset Sale Proceeds in accordance with Section 2.14(a), the permitted investment of Net Insurance/Condemnation Proceeds in accordance with Section 2.14(b) or the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent the credit granted by the seller of such equipment for the equipment being traded in at such time.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash; provided, that, Consolidated Cash Interest Expense shall be deemed to be $5,400,000 per Fiscal Quarter for each of the Fiscal Quarters ended December 31, 2003, March 31, 2004 and June 30, 2004.

         "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

         "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (without duplication) (i) the current portion of long term debt and (ii) all Indebtedness consisting of Revolving Loans and Swing Line Loans.

                                                                       EXECUTION

         "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding (i) repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments and (ii) repurchases of Term Loans made pursuant to Section 2.13(c)),
(b)(x) Consolidated Capital Expenditures and (y) Permitted Acquisition Expenses (excluding any Permitted Acquisition Expenses paid in respect of Cash or Cash Equivalents of an acquired Person), except to the extent financed with the proceeds of, in the case of (x) Additional Sponsor Equity or, in the case of (x) or (y), other financings, insurance proceeds or Asset Sales, (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period,
(e) amounts paid pursuant to Section 6.5(b) and (c), and (f) amounts described in clause (f) of the definition of Consolidated Adjusted EBITDA and payable in Cash by Holdings and Company with respect to such period.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts, debt issuance costs and other fees and charges owed with respect to Indebtedness or letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.11(d) payable on or before the Closing Date.

         "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus
(ii) (a) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) except as provided in
Section 6.8(d), the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries and (c) the undistributed income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the ratios referred to in Section 6.8 for any period, any portion of the Consolidated Total Debt that is denominated in Euros shall be converted into Dollars by applying the exchange rate used by the Company in calculating Consolidated Net Income for the preparation of the financial statements delivered to the Lenders under this Agreement for such period.

                                                                       EXECUTION

         "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

         "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period excluding from such calculation the Net Current Assets of any Subsidiary acquired in a Permitted Acquisition during such period, determined at the time of such acquisition.

         "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

         "CONTROL AGREEMENT" means an agreement, satisfactory in form and substance to General Administrative Agent and executed by the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges General Administrative Agent's security interest in such account, and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions originated by General Administrative Agent as to disposition of funds in such account, without further consent by Company or any Subsidiary.

         "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

         "CONVERSION/CONTINUATION NOTICE" means, as applicable, the U.S. Borrower Conversion/Continuation Notice substantially in the form of Exhibit A-2-A and/or the European Borrower Conversion/Continuation Notice substantially in the form of Exhibit A-2-B.

         "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10.

         "CREDIT DATE" means the date of a Credit Extension.

         "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

         "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

         "CREDIT PARTY" means each Person (other than any Agent, Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document.

                                                                       EXECUTION

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

         "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

         "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.13 or Section
2.14 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and General Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Company, General Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

         "DEFAULTED LOAN" as defined in Section 2.22.

         "DEFAULTING LENDER" as defined in Section 2.22.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOCUMENTATION AGENTS" are defined in the preamble hereto.

         "DOLLAR EQUIVALENT" means with respect to an amount denominated in Euro on any date, the amount of Dollars that may be purchased with such amount of Euro at the Spot Exchange Rate on such date and, with respect to an amount denominated in Dollars on any date, the principal amount thereof.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "DOMESTIC LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to Section 2.4(a)(i) of this Agreement.

                                                                       EXECUTION

         "DOMESTIC LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $10,000,000 and (ii) the aggregate unused amount of the Domestic Revolving Commitments then in effect.

         "DOMESTIC LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the Dollar Equivalent of the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Domestic Letters of Credit then outstanding, and (ii) the Dollar Equivalent of the aggregate amount of all drawings under Domestic Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

         "DOMESTIC REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any Domestic Revolving Loan and to acquire participations in Domestic Letters of Credit, and Swing Line Loans hereunder, and "DOMESTIC REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Domestic Revolving Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, Joinder Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Domestic Revolving Commitments as of the Closing Date is the Dollar Equivalent of $36,100,000.

         "DOMESTIC REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Domestic Revolving Commitment Termination Date.

         "DOMESTIC REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) June 30, 2004, if the Term Loans are not made on or before that date; (ii) the fifth (5th) anniversary of the Closing Date, (iii) the date the Domestic Revolving Commitments are permanently reduced to zero pursuant to
Section 2.13(b) or 2.14, and (iv) the date of the termination of the Domestic Revolving Commitments pursuant to Section 8.1.

         "DOMESTIC REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Domestic Revolving Commitments, that Lender's Domestic Revolving Commitment; and (ii) after the termination of the Domestic Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Domestic Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Domestic Letter of Credit Usage in respect of all Domestic Letters of Credit issued by that Lender (net of any participations by Lenders in such Domestic Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Domestic Letters of Credit or any unreimbursed drawing under any Domestic Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

         "DOMESTIC REVOLVING LOAN" means a Loan made by a Lender to Company pursuant to Section 2.2(a)(i).

         "DOMESTIC REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

         "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

                                                                       EXECUTION

         "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, (i) no Affiliate of Holdings or Sponsor shall be an Eligible Assignee except for any Affiliate of Goldman, Sachs & Co. and (ii) no person shall be an Eligible Assignee in respect of European Revolving Commitments unless such Person is a French Qualifying Lender.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "EMU" means the Economic and Monetary Union as contemplated in the Treaty on European Union.

         "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

         "EQUITY CAPITALIZATION" as defined in the Recitals hereto.

         "EQUITY CAPITALIZATION AGREEMENTS" means those agreements by and among Sponsor and Parent relating to the Equity Capitalization, in the form delivered to General Administrative Agent and Lenders prior to their execution of this Agreement and as such agreements may be amended from time to time thereafter to the extent permitted under Section 6.15.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                                                                       EXECUTION

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure

                                                                       EXECUTION
of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EURO" and "(euro)" means the single currency of participating member states of the EMU and as referred to in EMU Legislation.

         "EUROCURRENCY RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

         "EUROPEAN ADMINISTRATIVE AGENT" as defined in the preamble hereto.

         "EUROPEAN BORROWER" as defined in the preamble hereto.

         "EUROPEAN INTERCOMPANY LOAN ASSIGNMENT AGREEMENT" means the agreement for the assignment of receivables by way of security (cession de creances professionnelles a titre de garantie) evidencing the assignment by European Borrower to secure the Obligations of European Borrower of its rights to the loan receivables under the Bouverat Intercompany Loan Agreement and the Frank & Pignard Intercompany Loan Agreement.

         "EUROPEAN LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to Section 2.4(a)(ii) of this Agreement.

         "EUROPEAN LETTER OF CREDIT SUBLIMIT" means the lesser of (i)
(euro)2,000,000 and (ii) the aggregate unused amount of the European Revolving Commitments then in effect.

         "EUROPEAN LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all European Letters of Credit then outstanding, and (ii) the the aggregate amount of all drawings under European Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of European Borrower.

         "EUROPEAN REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any European Revolving Loan and to acquire participations in European Letters of Credit hereunder and "EUROPEAN REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's European Revolving Commitment, if any, is set forth on Appendix A-4 or in the applicable Assignment Agreement, Joinder Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the European Revolving Commitments as of the Closing Date is the (euro)11,621,000.

         "EUROPEAN REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the European Revolving Commitment Termination Date.

                                                                       EXECUTION

         "EUROPEAN REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) June 30, 2004, if the Term Loans are not made on or before that date; (ii) the fifth (5th) anniversary of the Closing Date, (iii) the date the European Revolving Commitments are permanently reduced to zero pursuant to
Section 2.13(b) or 2.14, and (iv) the date of the termination of the European Revolving Commitments pursuant to Section 8.1.

         "EUROPEAN REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the European Revolving Commitments, that Lender's European Revolving Commitment; and (ii) after the termination of the European Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the European Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate European Letter of Credit Usage in respect of all European Letters of Credit issued by that Lender (net of any participations by Lenders in such European Letters of Credit), and (c) the aggregate amount of all participations by that Lender in any outstanding European Letters of Credit or any unreimbursed drawing under any European Letter of Credit,

         "EUROPEAN REVOLVING LOAN" means a Loan made by Lenders to the European Borrower pursuant to Section 2.2(a)(ii).

         "EUROPEAN REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-5, as it may be amended, supplemented or otherwise modified from time to time.

         "EUROPEAN TERM LOAN" means a European Term Loan made by a Lender to European Borrower pursuant to Section 2.1(a)(ii).

         "EUROPEAN TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a European Term Loan and "EUROPEAN TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's European Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the European Term Loan Commitments as of the Closing Date is (euro)62,700,000.

         "EUROPEAN TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the European Term Loans of such Lender; provided, at any time prior to the making of the European Term Loans, the European Term Loan Exposure of any Lender shall be equal to such Lender's European Term Loan Commitment.

         "EUROPEAN TERM LOAN MATURITY DATE" means the earlier of (i) the seventh
(7th) anniversary of the Closing Date, and (ii) the date that all European Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "EUROPEAN TERM LOAN NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

         "EVENT OF DEFAULT" means each of the conditions or events set forth in
Section 8.1.

                                                                       EXECUTION

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXCLUDED TAX" means, with respect to either Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation, (i) any Tax (and any liability with respect thereto) imposed as a result of a connection or former connection between any Lender and the jurisdiction imposing such tax, including without limitation, any connection arising from such Lender being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having had a permanent establishment or fixed place of business therein, but excluding any such connection arising from the activities of such Lender pursuant to or in respect of this Agreement or any other Credit Document, including executing, delivering or performing its obligations or receiving a payment under or enforcing this Agreement or any other loan document, and (ii) in the case of a U.S. Lender or Non-U.S. Lender (other than a Replacement Lender that is an assignee pursuant to a request by Company under Section 2.23), any Tax that (a) is imposed on amounts payable to any such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new lending office, or (b) is attributable to such U.S. Lender or Non-U.S. Lender's failure to comply with Sections 2.20(c) or 2.20(e), except to the extent that such U.S. Lender or Non-U.S. Lender (or its assignor, if any) was entitled, at the time of assignment or designation of a new lending office, as the case may be, to receive additional amounts from Company with respect to such Tax pursuant to Sections 2.20(c) or 2.20(e). The term "Excluded Tax" shall not include any Tax that would not have been imposed with respect to any Lender if the CAM Exchange had not occurred.

         "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of February 7, 2000 between Company, the lenders party thereto and The Chase Manhattan Bank as administrative agent therefor, as amended prior to the Closing Date.

         "EXISTING INDEBTEDNESS" means (i) Indebtedness and other obligations outstanding under the Existing Credit Agreement and (ii) all other Indebtedness of Company and its Subsidiaries outstanding as of the Closing Date other than Indebtedness under this Agreement, the Senior Subordinated Notes and any Indebtedness described on Schedule 6.1.

         "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

         "FAIR SHARE" as defined in Section 7.2.

         "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such

                                                                       EXECUTION
transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to General Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by General Administrative Agent.

         "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         "FINANCIAL PLAN" as defined in Section 5.1(i).

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

         "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "FOREIGN PLAN" means any employee benefit plan maintained by Company or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any state thereof or any other political subdivision thereof.

         "FOREIGN PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with
Section 5.10 by Company, any Domestic Subsidiary, or any Guarantor Foreign Subsidiary that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance reasonably satisfactory to Collateral Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

         "FRANK & PIGNARD" means Frank & Pignard, SAS, a French societe par actions simplifiee.

          "FRANK & PIGNARD GOING CONCERN PLEDGE AGREEMENT" means the agreement evidencing the pledge by Frank & Pignard, the wholly owned subsidiary of European Borrower,

                                                                       EXECUTION
constituting a "nantissement du fonds de commerce" to secure its obligations under the intercompany loans made to it by European Borrower under the Frank & Pignard Intercompany Loan Agreement.

         "FRANK & PIGNARD INTERCOMPANY LOAN AGREEMENT" means the agreement between European Borrower and Frank & Pignard evidencing the intercompany loans between European Borrower and Frank & Pignard.

         "FRANK & PIGNARD PATENT PLEDGE AGREEMENT" means the agreement evidencing the pledge by Frank & Pignard, the wholly owned subsidiary of European Borrower, constituting a "nantissement de brevet" to secure its obligations under the intercompany loans made to it by European Borrower under the Frank & Pignard Intercompany Loan Agreement.

         "FRANK & PIGNARD SECURITY DOCUMENTS" means the collective reference to the French Frank & Pignard Share Pledge Agreement, the Frank & Pignard Going Concern Pledge Agreement, the Frank & Pignard Intercompany Loan Agreement and the European Intercompany Loan Assignment Agreement.

         "FRANK & PIGNARD SHARE PLEDGE AGREEMENT" means the agreement evidencing the pledge by European Borrower, to secure the Obligations of European Borrower, of 65% of the Capital Stock of Frank & Pignard.

         "FRANKLIN PARK LEASE TERMINATION CHARGES" means, for any period, charges taken in such period associated with the termination of the lease for the facility formerly operated by Autocam Har, Inc. in Franklin Park, Illinois in excess of the rental and other payments required by the terms of such lease for such period, in an aggregate amount not to exceed $2,000,000 for all periods from the Closing Date through the date of determination.

         "FRENCH QUALIFYING LENDER" means (i) a credit institution (etablissement de credit) licensed for the purpose of credit transactions (operations de credit) by the relevant French authorities; or (ii) a credit institution (etablissement de credit) having its registered office in a member state of the European Union or in a state which is a party to the treaty on the European Economic Area, so long as the relevant French authorities have been notified in advance by the relevant authority of such state and provided that such institution carries out only those credit transactions which it is authorized to carry out in its own state.

         "FRENCH RESTRUCTURING COSTS" means employee severance, plant closure or relocation costs incurred in connection with the restructuring of the operations of Subsidiaries of European Borrower in an aggregate amount not to exceed $15,000,000 for all periods from the Closing Date through the date of determination.

         "FRENCH RECEIVABLES FACILITY" means the sales by European Borrower or any of its Subsidiaries of trade receivables with an aggregate Principal Amount not to exceed $15,000,000 at any onetime outstanding pursuant to (i) facility documentation as in effect on the Closing Date, as the same may be amended from time to time to the extent approved by General Administrative Agent and Syndication Agent (which approval shall not be unreasonably

                                                                       EXECUTION
withheld, delayed or conditioned), or (ii) terms substantially similar to the terms of transactions of a similar nature pursuant to market terms at such time.

         "FRENCH SECURITY DOCUMENTS" means the Frank & Pignard Security Documents and the Bouverat Security Documents, collectively.

         "FUNDING DEFAULT" as defined in Section 2.22.

         "FUNDING GUARANTORS" as defined in Section 7.2.

         "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1-A and/or Exhibit A-1-B, as applicable.

         "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination or application thereof.

         "GENERAL ADMINISTRATIVE AGENT" as defined in the preamble hereto.

         "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "GRANTOR" as defined in the Pledge and Security Agreement.

         "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

         "GUARANTOR" means each of Holdings, each Domestic Subsidiary of Holdings (other than Company), Autocam Europe and each other Guarantor Foreign Subsidiary of Company. In addition, the Company shall constitute a "Guarantor" hereunder with respect to its guaranty of the Obligations of the European Borrower pursuant to Section 7 (but the European Borrower shall not constitute a "Guarantor" of the Obligations of the Company or of any other Credit Party).

         "GUARANTOR DOMESTIC SUBSIDIARY" means a Guarantor Subsidiary other than a Guarantor Foreign Subsidiary.

         "GUARANTOR FOREIGN SUBSIDIARY" as defined in Section 5.10.

                                                                       EXECUTION

         "GUARANTOR SUBSIDIARY" means each Guarantor other than Holdings.

         "GUARANTY" means the guaranty of each Guarantor set forth in Section 7.

         "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated as hazardous by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Holdings' or any of its Subsidiaries' businesses.

         "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three or six-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         "HOLDINGS" as defined in the preamble hereto.

         "HOLDINGS MERGER" means the merger of Holdings Merger Sub with and into Holdings in accordance with the terms of the Holdings Merger Agreement, with Holdings being the surviving corporation.

         "HOLDINGS MERGER AGREEMENT" means that certain Agreement and Plan of Merger by and among Parent, Holdings, and Merger Sub dated as of May 1, 2004 as amended as of June 8, 2004, in the form delivered to General Administrative Agent and Lenders prior to their execution

                                                                       EXECUTION
of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 6.15.

         "HOLDINGS MERGER DIVIDEND" means the dividend from Company to Holdings on the Closing Date of certain proceeds of the Term Loans and the Senior Subordinated Notes so as to permit Holdings to fund a portion of the Holdings Merger Financing Requirements.

         "HOLDINGS MERGER FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to finance the payment of the consideration payable under the Holdings Merger Agreement in respect of shares of Holdings Capital Stock that have been converted into the right to receive cash pursuant to the Merger Agreement, (ii) to refinance existing Indebtedness of Company and its Subsidiaries, including Indebtedness outstanding under the Existing Credit Agreement, and (iii) to pay Transaction Costs.

         "HOLDINGS MERGER SUB" means Micron Merger Corporation, a Delaware corporation existing prior to the Merger.

         "INCREASED-COST LENDERS" as defined in Section 2.23.

         "INDEBTEDNESS", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness of another Person secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of another Person that is the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) obligations in respect of any Receivables Facility to the extent properly classified as a liability on a balance sheet in accordance with GAAP and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction,

                                                                       EXECUTION
including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall (x) obligations under any Interest Rate Agreement and any Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.8 or
(y) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business, constitute Indebtedness.

         "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or the Issuing Bank's issuance of any Letter of Credit or its failure to honor a drawing under any such Letter of Credit as a result of any Governmental Act); (ii) the statements contained in the commitment letter delivered by any Lender or Sponsor with respect to the transactions contemplated by this Agreement; or (iii) any (a) Hazardous Materials Activity which can reasonably be expected to result in non-compliance with, or liability under, Environmental Laws, or (b) Environmental Claim relating to or arising from any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

         "INDEMNITEE" as defined in Section 10.3.

         "INSTALLMENT" as defined in Section 2.12(a).

         "INSTALLMENT DATE" as defined in Section 2.12(a).

         "INSURANCE TERMINATION CHARGES" means charges arising from the forgiving of loans made to members of Company management under Company's insurance program in connection with the termination of such program, in an aggregate amount not to exceed $2,500,000 from the Closing Date through the date of determination.

         "INTEREST COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, to (ii) Consolidated Cash Interest Expense for such four-Fiscal Quarter period.

                                                                       EXECUTION

         "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "INTEREST PERIOD" means, in connection with a Eurocurrency Rate Loan, an interest period of one-, two-, three- or six-months, or, if available to each affected Lender, nine or twelve months, as selected by a Borrower in its applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class's Term Loan Maturity Date; (d) no Interest Period with respect to any portion of the Domestic Revolving Loans shall extend beyond the Domestic Revolving Commitment Termination Date and (e) no Interest Period with respect to any portion of the European Revolving Loans shall extend beyond the European Revolving Commitment Termination Date.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the

                                                                       EXECUTION
ordinary course of business. The amount of any Investment shall be equal to the sum of (a) the original cost of such Investment, plus (b) the cost of all additions thereto, minus (c) any net, after-tax cash proceeds from the disposition of or other net, after-tax cash distributions on such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment, provided that the amount of any Investment shall not be less than zero.

         "IPO" means a bona fide underwritten initial public offering of voting common stock of a Parent Company as a direct result of which at least 10% of the aggregate voting common stock of such Parent Company (calculated on a fully diluted basis after giving effect to all options to acquire voting common stock of such Parent Company then outstanding, regardless of whether such options are then currently exercisable) is beneficially owned by Persons other than the Sponsor, such Parent Company and their respective Affiliates (including, in the case of such Parent Company, all directors, officers and employees of such Parent Company, Company and any Subsidiary of such Parent Company).

         "ISSUANCE NOTICE" means an Issuance Notice substantially in the form of Exhibit A-3.

         "ISSUING BANK" means, in the case of Letters of Credit Issued for the account of the Company, Citicorp North America, Inc., and, in the case of Letters of Credit issued for the account of European Borrower, Citibank International plc, each as an Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

         "JOINDER AGREEMENT" means an agreement substantially in the form of Exhibit M.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

         "LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit J with such amendments or modifications as may be approved by Collateral Agent.

         "LC DISBURSEMENT" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

         "LEAD ARRANGER" as defined in the preamble hereto.

         "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

                                                                       EXECUTION

         "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement.

         "LENDER COUNTERPARTY" means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

         "LETTER OF CREDIT" means a Domestic Letter of Credit or a European Letter of Credit.

         "LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date;

         "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

         "LOAN" means a U.S. Term Loan, a European Term Loan, a Domestic Revolving Loan, a European Revolving Loan and a Swing Line Loan.

         "LOCAL TIME" shall mean (a) with respect to a Loan, Letter or Credit or delivery of Dollars, or notice with respect thereto, New York City time, and (b) with respect to a Loan, Letter or Credit or delivery of Euro, or notice with respect thereto, London, England time.

         "MANAGEMENT EXCHANGE AGREEMENTS" means the agreements dated on or about June 21, 2004 between Parent and a Management Investor exchanging Old Management Shares for Parent Common Stock, in each case in the form delivered to General Administrative Agent and the Syndication Agent prior to their execution of this Agreement.

         "MANAGEMENT INVESTORS" means members of management of Company or Holdings prior to the Closing Date who will be investors in Parent after consummation of the Merger.

         "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

                                                                       EXECUTION

         "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         "MATERIAL REAL ESTATE ASSET" means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate rental payments under the term of the lease are less than $1,000,000 per annum or (ii) any Real Estate Asset that the Requisite Lenders have determined in their reasonable judgment is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole.

         "MERGERS" means the Holdings Merger and the Notes Merger, collectively.

         "MOODY'S" means Moody's Investor Services, Inc.

         "MORTGAGE" means a Mortgage substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

         "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

         "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes paid or reasonably estimated to be payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) or other Contractual Obligation that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale, and (d) reasonable brokerage or selling commissions and fees and expenses of professional advisors and any title and recordation expenses.

                                                                       EXECUTION

         "NET CURRENT ASSETS" means, for any Person as at any date of determination, the difference (which may be a negative number) between (i) the total assets of such Person that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents, minus (ii) the total liabilities of such Person that may properly be classified as current liabilities in conformity with GAAP, excluding (without duplication) the current portion of long term debt and all Indebtedness consisting of Revolving Loans and Swing Line Loans.

         "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any insurance policy insuring against loss or damage to assets and property used the business of Holdings or its Subsidiaries (except, so long as no Default or Event of Default has occurred and is continuing, the proceeds of business interruption insurance or any other insurance policy to the extent such coverage compensates Company or its Subsidiaries for lost revenue or profits) or
(b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs and expenses incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof (including fees and expenses of professional advisors), (b) any bona fide direct costs and expenses incurred in connection with any taking or sale of such assets as referred to in clause (i)(b) of this definition, including income or gains taxes paid or reasonably estimated to be payable as a result of any gain recognized in connection therewith, reasonable fees and expenses of professional advisors, title and recordation expenses and reasonable indemnification reserves and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) or other Contractual Obligations that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such loss, damage, taking or sale.

         "NON-U.S. LENDER" as defined in Section 2.20(c).

         "NOTE" means a U.S. Term Note, a European Term Note, a Domestic Revolving Loan Note, a European Revolving Loan Note or a Swing Line Note.

         "NOTES ESCROW" means the escrow into which the net proceeds of the Senior Subordinated Notes shall be deposited prior to the Closing Date in accordance with the Senior Subordinated Notes Indenture.

         "NOTES MERGER" means the merger of Notes Merger Sub with and into Company immediately following the consummation of the Holdings Merger, with Company being the surviving corporation in accordance with documentation reasonably satisfactory to General Administrative Agent and Syndication Agent.

         "NOTES MERGER SUB" means Micron Notes Corporation, a Michigan corporation.

         "NOTICE" means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

                                                                       EXECUTION

         "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

         "OBLIGEE GUARANTOR" as defined in Section 7.7.

         "OFFER" as defined in Section 2.13.

         "OFFER LOANS" as defined in Section 2.13.

         "OLD MANAGEMENT SHARES" means shares of Holdings Capital Stock held by Management Investors prior to the Closing Date.

         "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

         "PARENT" means Micron Holdings, Inc.

         "PARENT COMMON STOCK" means the common stock of Parent, par value $0.01 per share.

         "PARENT COMPANY" means Parent or Holdings or any other intermediate holding company between the Sponsor and Holdings.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of subsection 8.1(k), any Foreign Plan.

         "PERMITTED ACQUISITION" means any acquisition by Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

                                                                       EXECUTION

                  (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                  (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

                  (iv) Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended, (as determined in accordance with Section 6.8 (d));

                  (v) Company shall have delivered to General Administrative Agent and Syndication Agent at least ten Business Days (or such shorter time period as may be acceptable to the General Administrative Agent and the Syndication Agent) prior to such proposed acquisition, (A) a Compliance Certificate evidencing compliance with
         Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8, (B) a certificate of the Chief Financial Officer of the Company certifying that the unused and available portion of the Revolving Commitments will exceed $15,000,000 as of the date of the consummation of such acquisition, after giving effect thereto, (C) a copy of the acquisition agreement for such acquisition and (D) such information and due diligence materials relating to environmental matters as may be required under Section 5.9(a)(iv) or as may be otherwise reasonably requested by General Administrative Agent and the Syndication Agent; and

                  (vi) any Person or assets or division as acquired in accordance herewith shall be in a Permitted Business;

provided, no acquisition of assets, Capital Stock, a business line or unit or a division of any Person shall constitute a Permitted Acquisition unless made with the consent of such Person's board of directors or similar governing body.

         "PERMITTED ACQUISITION CAP" shall mean (a) $50,000,000 plus (b) the amount Additional Sponsor Equity utilized to pay consideration toward any Permitted Acquisition where the assets, capital stock, business line, unit or division so acquired generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition (or for the

                                                                       EXECUTION
four quarter period most recently ended for which financial statements are available to Holdings and its Subsidiaries), calculated on a pro forma basis after giving effect to the acquisition and related transactions in the manner described in Section 6.8(d).

         "PERMITTED ACQUISITION EXPENSES" means Cash (a) consideration paid by Company or any of its wholly-owned Subsidiaries to acquire assets, Capital Stock or a business line or unit or division in connection with a Permitted Acquisition made in accordance with Section 6.9(f) (including the creation and capitalization with equity of Subsidiaries to own the property acquired thereby), (b) bona fide direct costs and expenses incurred as a result of a Permitted Acquisition (including costs and expenses related to the shutdown of facilities and employee severance) to the extent such costs and expenses (i) are capitalized as part of the cost of the Permitted Acquisition in the consolidated financial statements of Holdings and (ii) are paid by Company or its Subsidiaries no more than 180 days from the date of such Permitted Acquisition, and (c) bona fide direct costs and expenses paid in connection with such Permitted Acquisition, including reasonable brokerage or selling commissions and fees and expenses of professional advisors and any title and recordation expenses, provided, no Restricted Junior Payment shall constitute a Permitted Acquisition Expense.

         "PERMITTED BUSINESS" means the design, manufacture and sale of close tolerance precision machined or molded components and assemblies or activities that are reasonably similar, ancillary or related to, or in connection with, or reasonable extension, development or expansion of, any of the foregoing.

         "PERMITTED LIENS" means each of the Liens permitted pursuant to Section 6.2.

         "PERMITTED MANAGEMENT STOCK REPURCHASE PAYMENTS" means amounts required for any repurchase, redemption, or other acquisition for value of any Capital Stock of Parent held by any member of Company's management pursuant to any management equity subscription agreement, stock option agreement or similar agreement, or otherwise upon their death, disability, retirement or termination of employment or departure from the Board of Directors of Company; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed (i) $750,000 in any twelve-month period (with amounts not used in any twelve-month period carried forward to the next twelve-month period) or (ii) $3,000,000 in the aggregate from and after the Closing Date (increased, in the case of both clauses (i) and (ii), by 50% of the net proceeds received by Company after the Closing Date from "key man" life insurance policies).

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of Exhibit H, as it may be amended, supplemented or otherwise modified from time to time.

                                                                       EXECUTION

         "PRIME RATE" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRINCIPAL AMOUNT" in respect of any Receivables Facility shall mean
(i) in the case of any Receivables Facility constituting Indebtedness, the stated balance sheet liability in respect of such Receivables Facility and (ii) otherwise, the amount of trade receivables sold under such Receivables Facility (measured as the amount of such sold trade receivables included on the balance sheet of Company and its Subsidiaries immediately prior to such sale minus the amount that has been collected from the account debtor at such time on such trade receivable).

         "PRINCIPAL OFFICE" means, for each of General Administrative Agent, European Administrative Agent, Swing Line Lender and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, General Administrative Agent and each Lender.

         "PROJECTIONS" as defined in Section 4.8.

         "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the U.S. Term Loan of any Lender, the percentage obtained by dividing (a) the U.S. Term Loan Exposure of that Lender by (b) the aggregate U.S. Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the European Term Loan of any Lender, the percentage obtained by dividing (a) the European Term Loan Exposure of that Lender by (b) the aggregate European Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Domestic Revolving Commitment or Domestic Revolving Loans of any Lender or any Domestic Letters of Credit issued or participations purchased therein by any Lender or any participations in any any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Domestic Revolving Exposure of that Lender by (b) the aggregate Domestic Revolving Exposure of all Lenders and (iv) with respect to all payments, computations and other matters relating to the European Revolving Commitment or European Revolving Loans of any Lender or any European Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the European Revolving Exposure of that Lender by (b) the aggregate European Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the U.S. Term Loan Exposure, the European Term Loan Exposure, the Domestic Revolving Exposure and the European Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate U.S. Term Loan Exposure, the aggregate European Term Loan Exposure, the aggregate Domestic Revolving Exposure and the aggregate European Revolving Exposure.

         "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

                                                                       EXECUTION

         "RECEIVABLES FACILITY" means one or more receivables financing facilities including, without limitation, the French Receivables Facility, as amended from time to time, pursuant to which the Company and/or any of its Subsidiaries, directly or indirectly through another Subsidiary, sells or otherwise transfers (or sells or transfers interests in) its accounts receivable and related assets pursuant to arrangements customary in the industry, regardless of whether such accounts receivable and related assets are required after such sale or transfer to be recorded as assets of the Company on its consolidated balance sheet in accordance with GAAP.

         "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

         "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in General Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

         "REDUCTION" as defined in Section 2.12(b).

         "REDUCTION DATE" as defined in Section 2.12(b).

         "REFUNDED SWING LINE LOANS" as defined in Section 2.3(b)(iv).

         "REGISTER" as defined in Section 2.7(b).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" as defined in Section 2.4(d).

         "RELATED AGREEMENTS" means, collectively, the Holdings Merger Agreement, the Management Exchange Agreements, the Senior Subordinated Note Indenture and the Equity Capitalization Agreements.

         "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

                                                                       EXECUTION

         "REPLACEMENT LENDER" as defined in Section 2.23.

         "REQUIRED PREPAYMENT DATE" as defined in Section 2.15(c).

         "REQUISITE CLASS LENDERS" means, at any time of determination, (i) for the Class of Lenders having U.S. Term Loan Exposure, Lenders holding more than 50% of the aggregate U.S. Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having European Term Loan Exposure, Lenders holding more than 50% of the aggregate European Term Loan Exposure of all Lenders; (iii) for the Class of Lenders having Domestic Revolving Exposure, Lenders holding more than 50% of the aggregate Domestic Revolving Exposure of all Lenders; and (iv) for the Class of Lenders having European Revolving Exposure, Lenders holding more than 50% of the aggregate European Revolving Exposure of all Lenders.

         "REQUISITE LENDERS" means one or more Lenders having or holding U.S. Term Loan Exposure, European Term Loan Exposure, Domestic Revolving Exposure and/or European Revolving Exposure and representing more than 50% of the sum of
(i) the aggregate U.S. Term Loan Exposure of all Lenders, (ii) the aggregate European Term Loan Exposure of all Lenders, (iii) the aggregate Domestic Revolving Exposure of all Lenders and (iv) the aggregate European Revolving Exposure of all Lenders.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Company now or hereafter outstanding, except for the Merger Dividend or a dividend payable solely in shares of Capital Stock to the holders of that class; (ii) except for the payment of the Common Stock Merger Consideration and the Aggregate Preferred Stock Merger Consideration (each as defined in the Merger Agreement) and the delivery of Parent Capital Stock to the Management Investors in consideration for their contribution of the Old Management Shares to Holdings, in each case on the Closing Date, any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Company now or hereafter outstanding; (iii) except for the payment of the Option Merger Consideration (as defined in the Merger Agreement) on the Closing Date, any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Company now or hereafter outstanding; (iv) management or similar fees payable to Sponsor or any of its Affiliates and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

         "REVOLVING COMMITMENT" means either a Domestic Revolving Loan Commitment or a European Revolving Loan Commitment and "REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "REVOLVING EXPOSURE" means, either Domestic Revolving Exposure or European Revolving Exposure.

                                                                       EXECUTION

         "REVOLVING LOAN" means a Domestic Revolving Loan or a European Revolving Loan, as applicable and "REVOLVING LOANS" means the Domestic Revolving Loans and European Revolving Loans, collectively.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

         "SECURED PARTIES" has the meaning assigned to that term in the Pledge and Security Agreement.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACCOUNT" means an account to which a financial asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the financial asset.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Senior Subordinated Notes are issued as such indenture may be amended from time to time thereafter to the extent permitted under Section 6.16.

         "SENIOR SUBORDINATED NOTES" means the (a) $140,000,000 in aggregate principal amount of 10.875% Senior Subordinated Notes due 2014 of Notes Merger Sub and, from and after the consummation of the Notes Merger, Company and (b) any additional Senior Subordinated Notes issued in accordance with Section 6.1(c)(ii), in each case issued pursuant to the Senior Subordinated Note Indenture (including the notes issued in exchange therefor contemplated by the registration rights agreement referred to in the Senior Subordinated Note Indenture).

         "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit F-2.

         "SOLVENT" means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets (including goodwill and other intangible assets);
(b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will

                                                                       EXECUTION
incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

         "SPECIFIED OBLIGATIONS" means Obligations consisting of the principal of and interest on the Loans, reimbursement obligations in respect of LC Disbursements and fees payable hereunder to the Lenders with Domestic Revolving Loan Exposure and the Lenders with European Revolving Loan Exposure (including under Section 2.11(a) and (b)).

         "SPONSOR" means Transportation Resource Partners, LP and other investment entities controlled by its affiliates, GS Capital Partners 2000 L.P. and other investment funds managed by affiliates of Goldman, Sachs & Co, and John C. Kennedy and his immediate family members, collectively.

         "SPOT EXCHANGE RATE" means, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to the relevant currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London for the conversion of Dollars into such currency); provided that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by General Administrative Agent and reasonably acceptable to the Company.

         "SUBJECT TRANSACTION" as defined in Section 6.8(f).

         "SUBORDINATED MANAGEMENT FEE" means management fees payable by Holdings or any of its Subsidiaries to Sponsor pursuant to the Management Services Agreement in an aggregate annual amount not to exceed $600,000, which shall not be payable (1) at any time when an Event of Default in respect of payment obligations hereunder shall have occurred and is continuing (or would be caused by such payment) and (2) prior to the payment in full, in Cash, of all Obligations following the occurrence of, and during the continuance of, an Event of Default in Section 8.1(f), Section 8.1(g) or Section 8.1(h) (relating to bankruptcy).

         "SUBORDINATED INDEBTEDNESS" means the Senior Subordinated Notes and any other Indebtedness of Holdings and its Subsidiaries (other than intercompany Indebtedness permitted under Section 6.1) that is subordinated in right of payment to the Obligations.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to

                                                                       EXECUTION
direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

         "SWING LINE LENDER" means Comerica Bank, in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

         "SWING LINE LOAN" means a Loan made by Swing Line Lender to a Borrower pursuant to Section 2.3.

         "SWING LINE NOTE" means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

         "SWING LINE SUBLIMIT" means the lesser of (i) $5,000,000, and (ii) the aggregate unused amount of Domestic Revolving Commitments then in effect.

         "SYNDICATION AGENT" as defined in the preamble hereto.

         "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed, and all liabilities with respect thereto.

         "TERM LOAN" means a U.S. Term Loan or a European Term Loan.

         "TERM LOAN COMMITMENT" means the U.S. Term Loan Commitment or the European Term Loan Commitment of a Lender, and "TERM LOAN COMMITMENTS" means such commitments of all Lenders.

         "TERM LOAN MATURITY DATE" means the U.S. Term Loan Maturity Date and the European Term Loan Maturity Date.

         "TERMINATED LENDER" as defined in Section 2.23.

         "TITLE POLICY" as defined in Section 3.1(i).

         "TOTAL UTILIZATION OF DOMESTIC REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the Dollar Equivalent of the aggregate principal amount of all outstanding Domestic Revolving Loans (other than Domestic Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the Dollar Equivalent of the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Domestic Letter of Credit Usage.

         "TOTAL UTILIZATION OF EUROPEAN REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the the aggregate principal amount of all outstanding European

                                                                       EXECUTION

Revolving Loans (other than European Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any European Letter of Credit, but not yet so applied), and (ii) the European Letter of Credit Usage.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by Parent, Merger Sub, Holdings, Company or any of Company's Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements (including prepayment premiums, consent fees or breakage or other costs and expenses in connection with the prepayment of Indebtedness, the termination of Hedging Agreements, the termination, renegotiation or procurement of consents with respect to Contractual Obligations, and the payment of bonuses to employees in connection with such transactions) all in an aggregate amount not to exceed $10,600,000.

         "TYPE OF LOAN" means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurocurrency Rate Loan and (ii) with respect to Swing Line Loans, a Base Rate Loan.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "U.S. TERM LOAN" means a U.S. Term Loan made by a Lender to Company pursuant to Section 2.1(a)(i).

         "U.S. TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a U.S. Term Loan and "U.S. TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's U.S. Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the U.S. Term Loan Commitments as of the Closing Date is $33,000,000.

         "U.S. TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the U.S. Term Loans of such Lender; provided, at any time prior to the making of the U.S. Term Loans, the U.S. Term Loan Exposure of any Lender shall be equal to such Lender's U.S. Term Loan Commitment.

         "U.S. TERM LOAN MATURITY DATE" means the earlier of (i) the seventh
(7th) anniversary of the Closing Date, and (ii) the date that all U.S. Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "U.S. TERM LOAN NOTE" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

         1.2 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to
Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing,

                                                                       EXECUTION
calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

         1.3 INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. LOANS AND LETTERS OF CREDIT

         2.1      TERM LOANS

                  (a) Loan Commitments. Subject to the terms and conditions hereof,

                           (i)      each Lender with a U.S. Term Loan Commitment
severally agrees to make, on the Closing Date, a U.S. Term Loan to Company in Dollars in an amount equal to such Lender's U.S. Term Loan Commitment; and

                           (ii)     each Lender with a European Term Loan
Commitment severally agrees to make, on the Closing Date, a European Term Loan to European Borrower in Euro in an amount equal to such Lender's European Term Loan Commitment.

The applicable Borrower may make only one borrowing under each of the U.S. Term Loan Commitment and European Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the U.S. Term Loans and the European Term Loans shall be paid in full no later than the U.S. Term Loan Maturity Date and the European Term Loan Maturity Date, respectively. Each Lender's U.S. Term Loan Commitment and European Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's U.S. Term Loan Commitment and European Term Loan Commitment on such date.

                  (b)      Borrowing Mechanics for Term Loans.

                           (i)      Each Borrower shall each deliver to
Applicable Administrative Agent a fully executed Funding Notice no later than three days prior to the Closing Date. Promptly upon receipt by Applicable Administrative Agent of such Certificate, Applicable Administrative Agent shall notify each Lender of the proposed borrowing.

                                                                       EXECUTION

                           (ii)     Each Lender shall make its U.S. Term Loan
and/or European Term Loan, as the case may be, available to Applicable Administrative Agent not later than 12:00 p.m. (Local Time) on the Closing Date, by wire transfer of same day funds in Dollars or Euro, as applicable, at Applicable Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Applicable Administrative Agent shall make the proceeds of (a) the U.S. Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by General Administrative Agent from Lenders to be credited to the account of Company at General Administrative Agent's Principal Office or to such other account as may be designated in writing to General Administrative Agent by Company and (b) European Term Loans available to European Borrower on the Closing Date by causing an amount of same day funds in Euro equal to the proceeds of all such Loans received by European Administrative Agent from Lenders to be credited to the account of European Borrower at European Administrative Agent's Principal Office or to such other account as may be designated in writing to European Administrative Agent by European Borrower.

         2.2      REVOLVING LOANS.

                  (a)      Loan Commitments.

                           (i) Domestic Revolving Loans. During the Domestic Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Domestic Revolving Loans to Company in Dollars or Euro in an aggregate Dollar Equivalent amount up to but not exceeding such Lender's Domestic Revolving Commitment; provided, that after giving effect to the making of any Domestic Revolving Loans in no event shall the Total Utilization of Domestic Revolving Commitments exceed the Domestic Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a)(i) may be repaid and reborrowed during the Domestic Revolving Commitment Period. Each Lender's Domestic Revolving Commitment shall expire on the Domestic Revolving Commitment Termination Date and all Domestic Revolving Loans and all other amounts owed hereunder with respect to the Domestic Revolving Loans and the Domestic Revolving Commitments shall be paid in full no later than such date.

                           (ii) European Revolving Loans. During the European Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make European Revolving Loans to European Borrower in Euro in an aggregate amount up to but not exceeding such Lender's European Revolving Commitment; provided, that after giving effect to the making of any European Revolving Loans in no event shall the Total Utilization of European Revolving Commitments exceed the European Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a)(ii) may be repaid and reborrowed during the European Revolving Commitment Period. Each Lender's European Revolving Commitment shall expire on the European Revolving Commitment Termination Date and all European Revolving Loans and all other amounts owed hereunder with respect to the European Revolving

                                                                       EXECUTION

         Loans and the European Revolving Commitments shall be paid in full no later than such date.

         (b)      Borrowing Mechanics for Revolving Loans.

                           (i)      Except pursuant to 2.4(d), Domestic
         Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $ 1,000,000 and integral multiples of $ 1,000,000 in excess of that amount, and Revolving Loans that are Eurocurrency Rate Loans shall be in an aggregate minimum amount of $1,000,000 or
         (euro)1,000,000, as applicable, and integral multiples of $1,000,000 or
         (euro)1,000,000, as applicable, in excess of that amount.

                           (ii) Whenever a Borrower desires that Lenders make Revolving Loans, the applicable Borrower shall deliver to Applicable Administrative Agent a fully executed and delivered Funding Notice no later than (a) 10:00 a.m. (Local Time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurocurrency Rate Loan and (b) 10:00 a.m. (New York City time) on the proposed Credit Date in the case of a Domestic Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurocurrency Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

                           (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Applicable Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Applicable Administrative Agent shall have received such notice by 10:00 a.m. (Local Time) not later than 2:00 p.m. (Local Time) on the same day as Applicable Administrative Agent's receipt of such Notice from the applicable Borrower.

                           (iv) Each Lender shall make the amount of its Revolving Loan available to Applicable Administrative Agent not later than 2:00 p.m. (Local Time) on the applicable Credit Date by wire transfer of same day funds in Dollars or Euro, as applicable, at Applicable Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Applicable Administrative Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars or Euro, as applicable, equal to the proceeds of all such Revolving Loans received by Applicable Administrative Agent from Lenders to be credited to the account of the applicable Borrower at Applicable Administrative Agent's Principal Office or such other account as may be designated in writing to Applicable Administrative Agent by the applicable Borrower.

         2.3      SWING LINE LOANS.

                  (a) Swing Line Loan Commitment. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make

                                                                       EXECUTION

Swing Line Loans to Company in Dollars in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Domestic Revolving Commitments exceed the Domestic Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Domestic Revolving Commitment Period. Swing Line Lender's Domestic Revolving Commitment shall expire on the Domestic Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Domestic Revolving Commitments shall be paid in full no later than such date.

                  (b)      Borrowing Mechanics for Swing Line Loans.

                           (i) Swing Line Loans shall be made in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount.

                           (ii) Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Swing Line Lender and General Administrative Agent a Funding Notice no later than 12:00 p.m. (New York City Time) on the proposed Credit Date.

                           (iii) Swing Line Lender shall make the amount of its Swing Line Loan available to General Administrative Agent not later than 3:00 p.m. (New York City Time) on the applicable Credit Date by wire transfer of same day funds in Dollars at General Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, General Administrative Agent shall make the proceeds of such Swing Line Loans available to the Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Applicable Administrative Agent from Swing Line Lender to be credited to the account of Company at General Administrative Agent's Principal Office, or to such other account as may be designated in writing to General Administrative Agent by Company.

                           (iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to General Administrative Agent (with a copy to the applicable Borrower), no later than 11:00 a.m. (New York City Time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by the Company) requesting that each Lender holding a Domestic Revolving Commitment make Domestic Revolving Loans to the Company on such Credit Date in an amount equal to such Lender's Pro Rata Share of the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay which Domestic Revolving Loans shall be Base Rate Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Domestic Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by General Administrative Agent to Swing Line Lender (and not to either Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on

                                                                       EXECUTION
         the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Domestic Revolving Loan made by Swing Line Lender to the Company with respect to such Refunded Swing Line Loans, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Domestic Revolving Loans to Company and shall be due under the Domestic Revolving Loan Note issued by Company to Swing Line Lender. Company hereby authorizes Administrative Agents and Swing Line Lender to charge Company's accounts with either Administrative Agent or Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such Domestic Revolving Loans made by Lenders, including any Domestic Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

                           (v) If for any reason Domestic Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Domestic Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender holding a Domestic Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Domestic Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Domestic Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

                           (vi) Notwithstanding anything contained herein to the contrary, (1) each Lender's obligation to make Domestic Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against

                                                                       EXECUTION

         Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made (it being expressly understood and agreed that the Swing Line Lender shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Swing Line Lender immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Default or Event of Default and stating that such notice is a "notice of default" by the General Administrative Agent or by the Company); and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists with respect to a Lender with Domestic Loan Exposure unless Swing Line Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the outstanding Swing Line Loans. Swing Line Lender shall retain its claim against the Company for any unpaid interest or fees in respect of Refunded Swing Line Loans accrued to the date of refunding thereof pursuant to clause (iv) above or the funding of participations therein pursuant to clause (v) above.

         2.4      ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS
THEREIN.

                  (a)      Letters of Credit.

                           (i)      Domestic Letters of Credit. During the
Domestic Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Domestic Letters of Credit for the account of Company in the aggregate amount up to but not exceeding the Domestic Letter of Credit Sublimit; provided, (i) each Domestic Letter of Credit shall be denominated in Dollars or Euro; (ii) the stated amount of each Letter of Credit shall not be less than the Dollar Equivalent of $50,000, or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Domestic Revolving Commitments exceed the Domestic Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Domestic Letter of Credit Usage exceed the Domestic Letter of Credit Sublimit then in effect; (v) in no event shall any standby Domestic Letter of Credit have an expiration date later than the earlier of (1) the Domestic Revolving Commitment Termination Date and
(2) the date which is one year from the date of issuance of such standby Domestic Letter of Credit; (vi) in no event shall any commercial Domestic Letter of Credit (a) have an expiration date later than the earlier of (1) the Domestic

                                                                       EXECUTION

Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (b) be issued if such commercial Domestic Letter of Credit is otherwise unacceptable to Issuing Bank in its reasonable discretion Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Domestic Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists with respect to a Lender with Domestic Revolving Exposure, Issuing Bank shall not be required to issue any Domestic Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and the Borrowers to eliminate Issuing Bank's risk with respect to the participation in Domestic Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Domestic Letter of Credit Usage.

                           (ii)     European Letters of Credit. During the
European Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue European Letters of Credit for the account of European Borrower in the aggregate amount up to but not exceeding the European Letter of Credit Sublimit; provided, (i) each European Letter of Credit shall be denominated in Euro; (ii) the stated amount of each European Letter of Credit shall not be less than (euro)100,000, or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of European Revolving Commitments exceed the European Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the European Letter of Credit Usage exceed the European Letter of Credit Sublimit then in effect; (v) in no event shall any standby European Letter of Credit have an expiration date later than the earlier of (1) the European Revolving Commitment Termination Date and
(2) the date which is one year from the date of issuance of such standby European Letter of Credit; (vi) in no event shall any commercial European Letter of Credit (a) have an expiration date later than the earlier of (1) the European Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (b) be issued if such commercial European Letter of Credit is otherwise unacceptable to Issuing Bank in its reasonable discretion and (vii) in no event shall there be more than twelve Letters of Credit outstanding for the account of European Borrower at any one time unless the applicable Issuing Bank shall have otherwise agreed. Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such European Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default exists with respect to a Lender with European Loan Exposure, Issuing Bank shall not be required to issue any European Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and the Borrowers to eliminate Issuing Bank's risk with respect to the participation in European Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the European Letter of Credit Usage.

                                                                       EXECUTION

                  (b) Notice of Issuance. Whenever a Borrower desires the issuance of a Letter of Credit, it shall deliver to Applicable Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City Time) in the case of an Issuance Notice by Company and 9:30 a.m. (London, England Time) in the case of an Issuance Notice by European Borrower, at least three Business Days (in the case of standby letters of credit) or five Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank's standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender with a participation in such Letter of Credit of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.4(e).

                  (c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrowers and Issuing Bank, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Company or European Borrower. Notwithstanding anything to the contrary contained in this Section 2.4(c), each of Company and European Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.

                                                                       EXECUTION

                  (d) Reimbursement by Borrowers of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the applicable Borrower and Applicable Administrative Agent, and the applicable Borrower shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in the currency in which such Letter of Credit is denominated and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless the applicable Borrower shall have notified Applicable Administrative Agent and Issuing Bank prior to 10:00 a.m. (Local Time) on the date such drawing is honored that such Borrower intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, such Borrower shall be deemed to have given a timely Funding Notice to Applicable Administrative Agent requesting Lenders with Domestic Revolving Commitments (the case of Company) or Lenders with European Revolving Commitments (in the case of European Borrower) to make Revolving Loans to such Borrower on the Reimbursement Date in the amount and in the currency of such honored drawing, which Revolving Loans, if in Dollars, shall be Base Rate Loans and, if in Euro, shall be Eurocurrency Loans with an Interest Period of one month, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, the applicable Lenders shall, on the Reimbursement Date, make such Revolving Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Applicable Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the applicable Borrower shall reimburse Issuing Bank, on demand, in an amount in same day funds in the currency in which such drawing was honored equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Borrowers shall retain any and all rights they may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

                  (e) Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit,

                  (i) in the case of a Domestic Letter of Credit, each Lender having a Domestic Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Domestic Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Domestic Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Domestic Revolving Commitments, and

                  (ii) in the case of a European Letter of Credit, each Lender having a European Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably

                                                                       EXECUTION
purchase, from Issuing Bank a participation in such European Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the European Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the European Revolving Commitments.

Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars or Euro, as applicable, and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (Local Time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

                  (f) Obligations Absolute. The obligation of Borrowers to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any

                                                                       EXECUTION
adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries;
(vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

                  (g) Indemnification. Without duplication of any obligation of Borrowers under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Borrowers hereby agree to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

         2.5      PRO RATA SHARES; AVAILABILITY OF FUNDS.

                  (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

                  (b) Availability of Funds. Unless Applicable Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Applicable Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Applicable Administrative Agent may assume that such Lender has made such amount available to Applicable Administrative Agent on such Credit Date and Applicable Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Applicable Administrative Agent by such Lender, Applicable Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Applicable Administrative Agent, at the customary rate set by Applicable Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Applicable Administrative Agent's demand therefor, Applicable Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall immediately pay such corresponding amount to Applicable Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Applicable

                                                                       EXECUTION

Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.6 USE OF PROCEEDS. The proceeds of the U.S. Term Loans and Domestic Revolving Loans made on the Closing Date shall be used by the Company to repay Existing Indebtedness and the balance, if any, of such proceeds shall be loaned or dividended to Holdings and, together with the proceeds of the Senior Subordinated Notes, all of which proceeds shall be applied by Holdings to fund the Holdings Merger Financing Requirements. The proceeds of the European Term Loans shall be used by the European Borrower to repay Existing Indebtedness with the balance, if any, either (a) applied by European Borrower to repay existing intercompany Indebtedness owing to Company or dividended by European Borrower to Company and, in either case, thereafter loaned or dividended by Company to Holdings and applied by Holdings to fund a portion of the Holdings Merger Financing Requirements or (b) applied by European Borrower for working capital and general corporate purposes of European Borrower and its Subsidiaries. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made after the Closing Date shall be applied by Borrowers for working capital and general corporate purposes of Holdings and its Subsidiaries, including Permitted Acquisitions where the assets and/or at least 65% of the Capital Stock acquired constitute Collateral after giving effect to the Acquisition (but not other Permitted Acquisitions); provided, however, that in no event will the proceeds of Revolving Loans be used for the purposes of repurchasing Loans as permitted under Section 2.13 hereof. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

         2.7      EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

                  (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Borrowers' Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (b) Register. General Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. General Administrative Agent shall record in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided, failure to make any such

                                                                       EXECUTION
recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or any Borrower's Obligations in respect of any Loan. Each Borrower hereby designates Citicorp to serve as Borrowers' agent solely for purposes of maintaining the Register as provided in this Section 2.7, and each Borrower hereby agrees that, to the extent Citicorp serves in such capacity, Citicorp and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

                  (c) Notes. If so requested by any Lender by written notice to the applicable Borrower (with a copy to General Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Borrower's receipt of such notice) a Note or Notes to evidence such Lender's U.S. Term Loan, European Term Loan, Domestic Revolving Loan or European Revolving Loan or Swing Line Loan, to such Borrower as the case may be.

         2.8      INTEREST ON LOANS.

                  (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                           (i) in the case of Domestic Revolving Loans or Term Loans in Dollars:

                                    (1)      if a Base Rate Loan, at the Base
                  Rate plus the Applicable Margin; or

                                    (2)      if a Eurocurrency Rate Loan, at the
                  Adjusted Eurocurrency Rate plus the Applicable Margin;

                           (ii) in the case of Revolving Loans or Term Loans in Euro, at the Adjusted Eurocurrency Rate plus the Applicable Margin; and

                           (iii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin;

                  (b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loan only), and the Interest Period with respect to any Eurocurrency Rate Loan, shall be selected by the applicable Borrower and notified to Applicable Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, (i) the U.S. Term Loans initially shall be made as Base Rate Loans until the date which is fourteen days following the Closing Date and (ii) until the date that Syndication Agent notifies Borrowers that the primary syndication of the Loans and Revolving Commitments has been completed, as determined by Syndication Agent, the Term Loans shall be maintained as either (1) Eurocurrency Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or

                                                                       EXECUTION

Conversion/Continuation Notice has not been delivered to Applicable Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan if such Loan is denominated in Dollars or a Eurocurrency Loan with an Interest Period of one month if such Loan is denominated in Euro.

                  (c) In connection with Eurocurrency Rate Loans there shall be no more than four (4) Interest Periods outstanding in respect of Term Loans at any time and no more than twelve (12) Interest Periods outstanding in the aggregate at any time. In the event Company fails to specify between a Base Rate Loan or a Eurocurrency Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurocurrency Rate
Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate
Loan). In the event a Borrower fails to specify an Interest Period for any Eurocurrency Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (Local
Time) on each Interest Rate Determination Date, Applicable Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurocurrency Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower and each Lender.

                  (d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurocurrency Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurocurrency Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan to such Eurocurrency Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and
(iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

                  (f) Each Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit issued for its account, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of such Borrower at a rate equal to

                                                                       EXECUTION

(i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Swing Line Loans in the applicable currency, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Swing Line Loans in the applicable currency.

                  (g) Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the applicable Borrower.

                  (h) For the purpose of article L.313-1 to L.313-6 and R.313-1 and R.313-2 of the French Code de la Consommation, the parties to this Agreement acknowledge that, due to certain characteristics of the Loans (and in particular the floating interest rate applicable to the Loans and the Borrowers' right to select the duration of the Interest Period of each Loan), it is not possible to determine in advance the global effective rate ("taux effectif global") for the Loans to European Borrower. European Borrower acknowledges it has received from European Administrative Agent as of the date of its execution of the Agreement a letter stating for information purposes an effective global rate applicable to outstanding amounts under the European Term Loans corresponding to examples. The parties recognize that this letter is an integral part of this Agreement.

         2.9      CONVERSION/CONTINUATION.

                  (a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrowers shall have the option:

                           (i) to convert at any time all or any part of any Term Loan in Dollars or Domestic Revolving Loan in Dollars equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurocurrency Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurocurrency Rate Loan unless Company shall pay all amounts due under Section 2.18 in connection with any such conversion; or

                                                                       EXECUTION

                           (ii) upon the expiration of any Interest Period applicable to any Eurocurrency Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 or (euro)1,000,000 and integral multiples of $1,000,000 or (euro)1,000,000 in excess of that amount as a Eurocurrency Rate Loan.

                  (b) The applicable Borrower shall deliver a Conversion/Continuation Notice to Applicable Administrative Agent no later than 10:00 a.m. (Local Time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurocurrency Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurocurrency Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

         2.10 DEFAULT INTEREST. The amount of Loans, interest, fees or other amounts not paid when due hereunder or under any other Credit Document, and, to the extent permitted by applicable law, any interest payments on such Loans, interest, fees or other amounts not paid when due hereunder or under any other Credit Document, shall thereafter bear interest to the fullest extent permitted by law (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurocurrency Rate Loans to Company, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurocurrency Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this
Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of either Administrative Agent or any Lender. Default interest (if unpaid) arising on an overdue amount by European Borrower will be compounded with the overdue amount only if, with the meaning of Article 1154 of the French Code Civil, such interest is due for a period of at least one year but will remain immediately due and payable.

         2.11     FEES.

                  (a) Company agrees to pay to Lenders having Domestic Revolving Exposure:

                           (i) commitment fees equal to (1) the average of the daily difference between (a) the Domestic Revolving Commitments, and (b) the sum of (x) the aggregate principal amount of outstanding Domestic Revolving Loans (but not any outstanding Swing Line Loans) plus (y) the Domestic Letter of Credit Usage, times (2) .50%; and

                           (ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurocurrency Rate Loans, times (2) the average aggregate daily

                                                                       EXECUTION
         maximum amount available to be drawn under all such Domestic Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

                  (b) European Borrower agrees to pay to Lenders having European Revolving Exposure:

                           (i) commitment fees equal to (1) the average of the daily difference between (a) the European Revolving Commitments, and (b) the sum of (x) the aggregate principal amount of outstanding European Revolving Loans plus (y) the European Letter of Credit Usage, times (2) .50%; and

                           (ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurocurrency Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such European Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in Sections 2.11(a) and (b) above shall be paid to Applicable Administrative Agent at its Principal Office and upon receipt, General Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

                  (c) Each Borrower agrees to pay directly to Issuing Bank, for its own account, the following fees with respect to Letters of Credit issued for such Borrower's account:

                           (i) a fronting fee equal to 0.250%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued thereby (determined as of the close of business on any date of determination); and

                           (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                  (d)      All fees referred to in Section 2.11(a), (b) and
(c)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (i) in the case of fees referred to in
Section 2.11(a) and fees relating to Domestic Letters of Credit under Section 2.11(c) during the Domestic Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Domestic Revolving Commitment Termination Date and (ii) in the case of fees referred to in Section 2.11(b) and fees relating to European Letters of Credit under Section 2.11(c), during the European Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the European Revolving Commitment Termination Date.

                  (e) In addition to any of the foregoing fees, Borrowers agree to pay to Agents such other fees in the amounts and at the times separately agreed upon in writing.

                                                                       EXECUTION

         2.12     SCHEDULED PAYMENTS .

                  (a) Scheduled Installments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an "INSTALLMENT") in the aggregate amounts set forth below on the last day of each Fiscal Quarter (each, an "INSTALLMENT DATE"), commencing September 30, 2004:

                               U.S. TERM LOAN           EUROPEAN TERM LOAN
FISCAL QUARTER ENDING           INSTALLMENTS               INSTALLMENTS
---------------------          --------------           ------------------
September 30, 2004                 $82,500              (euro)783,750
December 31, 2004                  $82,500              (euro)783,750
March 31, 2005                     $82,500              (euro)783,750
June 30, 2005                      $82,500              (euro)783,750
September 30, 2005                 $82,500              (euro)1,567,500
December 31, 2005                  $82,500              (euro)1,567,500
March 31, 2006                     $82,500              (euro)1,567,500
June 30, 2006                      $82,500              (euro)1,567,500
September 30, 2006                 $82,500              (euro)1,567,500
December 31, 2006                  $82,500              (euro)1,567,500
March 31, 2007                     $82,500              (euro)1,567,500
June 30, 2007                      $82,500              (euro)1,567,500
September 30, 2007                 $82,500              (euro)2,351,250
December 31, 2007                  $82,500              (euro)2,351,250
March 31, 2008                     $82,500              (euro)2,351,250
June 30, 2008                      $82,500              (euro)2,351,250
September 30, 2008                 $82,500              (euro)2,351,250
December 31, 2008                  $82,500              (euro)2,351,250
March 31, 2009                     $82,500              (euro)2,351,250
June 30, 2009                      $82,500              (euro)2,351,250
September 30, 2009                 $82,500              (euro)3,526,875
December 31, 2009                  $82,500              (euro)3,526,875
March 31, 2010                     $82,500              (euro)3,526,875
June 30, 2010                      $82,500              (euro)3,526,875
September 30, 2010                 $7,755,000           (euro)3,526,875
December 31, 2010                  $7,755,000           (euro)3,526,875
March 31, 2011                     $7,755,000           (euro)3,526,875
June 15, 2011                      $7,755,000           (euro)3,526,875
                                   -----------          ----------------
                      TOTAL        $33,000,000          (EURO)62,700,000

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the U.S. Term Loans or the European Term Loans, as the case may be, in accordance with Sections 2.13,
2.14 and 2.15, as applicable; and (y) the U.S. Term Loans and the European Term Loans, together with all other amounts owed hereunder with

                                                                       EXECUTION
respect thereto, shall, in any event, be paid in full no later than the U.S. Term Loan Maturity Date and the European Term Loan Maturity Date, respectively.

         2.13     VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

                  (a)      Voluntary Prepayments.

                           (i)      Any time and from time to time:

                                    (1)      with respect to Base Rate Loans, a
                  Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount;

                                    (2)      with respect to Eurocurrency Rate
                  Loans in Dollars, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount;

                                    (3)      with respect to Eurocurrency Rate
                  Loans in Euro, Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of (euro)1,000,000 and integral multiples of
                  (euro)1,000,000 in excess of that amount; and

                                    (4)      with respect to Swing Line Loans in
                  Dollars, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000, and in integral multiples of $100,000 in excess of that amoun.

                           (ii)     All such prepayments shall be made:

                                    (1)      upon written or telephonic notice
                  on the day of prepayment in the case of Base Rate Loans;

                                    (2)      upon not less than three Business
                  Days' prior written or telephonic notice in the case of Eurocurrency Rate Loans; and

                                    (3)      upon written or telephonic notice
                  on the date of prepayment, in the case of Swing Line Loans;

in each case given to Applicable Administrative Agent or Swing Line Lender, as the case may be, by the applicable Borrower by 12:00 p.m. (Local Time) on the date required and, if given by telephone, promptly confirmed in writing to Applicable Administrative Agent (and Applicable Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

                                                                       EXECUTION

                  (b)      Voluntary Commitment Reductions.

                           (i) Any Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to each Administrative Agent (which original written or telephonic notice each Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (a) the Domestic Revolving Commitments in an amount up to the amount by which the Domestic Revolving Commitments exceed the Total Utilization of Domestic Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Domestic Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount and (b) the European Revolving Commitments in an amount up to the amount by which the European Revolving Commitments exceed the Total Utilization of European Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the European Revolving Commitments shall be in an aggregate minimum amount of(euro)500,000 and integral multiples of(euro)500,000 in excess of that amount.

                           (ii) Such Borrower's notice to Administrative Agents shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in such Borrower's notice and shall reduce the applicable Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

                  (c)      Certain Permitted Term Loan Repurchases.

                           Notwithstanding anything to the contrary contained in
this Section 2.13 or any other provision of this Agreement, so long as (i) there is no Default, (ii) there is no Event of Default and (iii) no Default or Event of Default would result therefrom, any Borrower may repurchase outstanding Term Loans on the following basis:

                           (i) any Borrower may repurchase all or any portion of its Term Loans of one or more Lenders, who elect in their sole discretion to sell the same, pursuant to an Assignment Agreement, between such Borrower and such Lender or Lenders in an aggregate principal amount not to exceed $15,000,000 with respect to all such repurchases pursuant to this clause (i); provided that, with respect to such repurchases, such Borrower shall simultaneously provide a copy of such Assignment Agreement and any other agreements between such Borrower and such Lender with respect to such repurchase to Applicable Administrative Agent and Syndication Agent;

                           (ii) In addition, any Borrower may make one or more offers (each, an "OFFER") to repurchase all or any portion of its Term Loans (such Term Loans, the "OFFER LOANS") of Lenders, provided,
         (A) such Borrower delivers a notice of such Offer to General Administrative Agent and all Lenders no later than noon (New York City time) at least five Business Days in advance of a proposed consummation date of such Offer

                                                                       EXECUTION
         indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of the Offer, (3) the repurchase price per dollar of principal amount of such Offer Loans at which such Borrower is willing to repurchase the Offer Loans and (4) the instructions, consistent with this Section 2.13(c) with respect to the Offer (which shall be reasonably acceptable to such Borrower, Applicable Administrative Agent and Syndication Agent), that a Lender must follow in order to have its Offer Loans repurchased; (B) the maximum dollar amount of the Offer shall be no less than an aggregate $1,000,000 or the Dollar Equivalent thereof; (C) such Borrower shall hold the Offer open for a minimum period of two Business Days; (D) a Lender who elects to participate in the Offer may choose to tender all or part of such Lender's Offer Loans; and (E) the Offer shall be made to Lenders holding the Offer Loans on a pro rata basis in accordance with their Pro Rata Shares; provided, further that, if any Lender elects not to participate in the Offer, either in whole or in part, the amount of such Lender's Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans;

                           (iii) With respect to all repurchases made by any Borrower pursuant to this Section 2.13(c), (A) such Borrower shall pay all accrued and unpaid interest, if any, on the repurchased Term Loans to the date of repurchase of such Term Loans, (B) the repurchase of such Term Loans by such Borrower shall not be taken into account in the calculation of Consolidated Excess Cash Flow, (C) such Borrower shall have provided to all Lenders all information that, together with any previously provided information, would satisfy the requirements of Rule 10b-5 of the Exchange Act with respect to an offer by such Borrower to repurchase securities registered under the Securities Act of 1933 (whether or not such securities are outstanding) as if such offer was being made as of the date of such repurchase of Term Loans from a Lender and (D) such repurchases shall not be deemed to be voluntary prepayments pursuant to this Section 2.13, Section 2.15 or 2.16 hereunder except that the amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining Installments of principal on such Term Loan; and

                           (iv) Following repurchase by any Borrower pursuant to this Section 2.13(c), the Term Loans so repurchased shall be deemed cancelled for all purposes and no longer outstanding (and may not be resold by such Borrower), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. Any payment made by any Borrower in connection with a repurchase permitted by this
         Section 2.13(c) shall not be subject to the provisions of either
         Section 2.16(a) or Section 2.17. Failure by any Borrower to make any payment to a Lender required by an agreement permitted by this Section 2.13(c) shall not constitute an Event of Default under Section 8.1(a).

Notwithstanding any of the provisions set forth in this Agreement to the contrary, each Borrower, the Lenders and Agents hereby agree that nothing in this Agreement shall be

                                                                       EXECUTION
understood to mean or suggest that the Term Loans constitute "securities" for purposes of either the Securities Act or the Exchange Act.

         2.14     MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.

                  (a)      Asset Sales.

                  (i) No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries (other than European Borrower or any of its Subsidiaries) of any Net Asset Sale Proceeds, Company shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred sixty days of receipt thereof in capital assets of the general type used in the business of Company and its Subsidiaries (including any such capital assets acquired in a Permitted Acquisition); provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding to Company (without a reduction in Domestic Revolving Commitments).

                  (ii) No later than the third Business Day following the date of receipt by European Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds, European Borrower shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, European Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within three hundred sixty days of receipt thereof in capital assets of the general type used in the business of European Borrower and its Subsidiaries (including any such capital assets acquired in a Permitted Acquisition); provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding to European Borrower (without a reduction in European Revolving Commitments).

                  (b)      Insurance/Condemnation Proceeds.

                  (i) No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries (other than European Borrower and its Subsidiaries), or either Administrative Agent as loss payee therefor, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred sixty days of receipt thereof in capital assets of the general type used in the business of Holdings and its Subsidiaries (including any such capital assets acquired in a Permitted Acquisition), which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding to Company (without a reduction in Domestic Revolving Commitments).

                                                                       EXECUTION

         (ii) No later than the third Business Day following the date of receipt by European Borrower or any of its Subsidiaries, or either Administrative Agent as loss payee therefor, of any Net Insurance/Condemnation Proceeds, European Borrower shall prepay the Loans in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, European Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within three hundred sixty days of receipt thereof in capital assets of the general type used in the business of European Borrower and its Subsidiaries (including any such capital assets acquired in a Permitted Acquisition), which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding to European Borrower (without a reduction in European Revolving Commitments).

                  (c) Issuance of Equity Securities. No later than the third Business Day following the date of receipt by Parent or any of its Subsidiaries of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Parent or any of its Subsidiaries (other than pursuant to any employee stock or stock option compensation plan and other than any Capital Stock issued by a Subsidiary of Company to Company or any of its Subsidiaries of which such issuer is a Subsidiary), to the extent such proceeds are not used to pay Permitted Acquisition Expenses or, solely in the case of proceeds from Additional Sponsor Equity, to substantially concurrently pay Consolidated Capital Expenditures, Borrowers shall prepay the Loans in an aggregate amount equal to 50% of such proceeds, net of underwriting or placement discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be less than 3.00:1.00, Company shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such net proceeds.

                  (d) Issuance of Debt. No later than the third Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1 except Section 6.1(c)(ii)), Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting or placement discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

                  (e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow after the Closing Date for any Fiscal Year (commencing with Fiscal Year ending December 31, 2004), Borrowers shall, no later than one hundred twenty days after the end of such Fiscal Year, prepay the Loans in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be less than 3.00:1.00, Borrowers shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 50% of such Consolidated Excess Cash Flow.

                                                                       EXECUTION

                  (f)      Revolving Loans and Swing Line Loans.

                  (i) Company shall from time to time prepay first, the Swing Line Loans, and second, the Domestic Revolving Loans (a) at any time when Domestic Revolving Loans and Swing Line Loans outstanding in Euro equal or exceed 10% of the aggregate Domestic Revolving Commitments and the Total Utilization of Domestic Revolving Commitments exceeds the Domestic Revolving Commitments then in effect by more than 5% and (b) at any time when Domestic Revolving Loans and Swing Line Loans outstanding in Euro are less than 10% of the aggregate Domestic Revolving Commitments, to the extent necessary, in the case of both clauses (a) and (b) above, so that the Total Utilization of Domestic Revolving Commitments shall not exceed the Domestic Revolving Commitments then in effect.

         (ii) European Borrower shall from time to time prepay the European Revolving Loans to the extent necessary so that the Total Utilization of European Revolving Commitments shall not exceed the European Revolving Commitments then in effect.

                  (g) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.14(a) through 2.14(e), Company shall deliver to General Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company or European Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Company shall concurrently therewith deliver to General Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

         2.15     APPLICATION OF PREPAYMENTS/REDUCTIONS.

                  (a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided, in the event the applicable Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

                           first, to repay outstanding Swing Line Loans to the full extent thereof;

                           second, to repay outstanding Revolving Loans applied first to the Revolving Loans outstanding to the prepaying Borrower and second to any other Revolving Loans outstanding; and

                           third, to prepay the U.S. Term Loans and the European Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

                           Any prepayment of any Term Loan pursuant to Section 2.13(a) shall be further applied on a pro rata basis to reduce the scheduled remaining Installments of principal on such Term Loan; provided that at the election of the applicable Borrower in the applicable notice of prepayment, any such prepayment shall be first applied to reduce

                                                                       EXECUTION
         up to the next four Installments of principal on such Term Loan in forward order of maturity.

                  (b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

                           first, to prepay Term Loans, as follows:

                           (i) in the case of a payment by Company under Section 2.14(a)(i) or 2.14(b)(i), first to prepay the U.S. Term Loans until the same are paid in full, and second to prepay the European Term Loans until the same are paid in full;

                           (ii) in the case of a payment by European Borrower under Section 2.14(a)(ii) or 2.14(b)(ii), first to prepay the European Term Loans until the same are paid in full, and second to prepay the U.S. Term Loans until the same are paid in full; and

                           (iii) otherwise on a pro rata basis (in accordance with the respective outstanding principal amounts thereof)

                           which prepayments of Term Loans shall be further applied to the remaining scheduled Installments of principal of the applicable Term Loans on a pro rata basis; provided that at the election of the applicable Borrower in the applicable notice of prepayment, any such prepayment shall be first applied to reduce up to the next four Installments of principal on such Term Loan in forward order of maturity;

                           second, to prepay the Swing Line Loans to the full extent thereof without any reduction of the Revolving Commitments;

                           third, to prepay the Domestic Revolving Loans and European Revolving Loans to the full extent thereof on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) or on such other basis as Company may direct, without any reduction of the Revolving Commitments; and

                           fourth, to prepay outstanding reimbursement obligations with respect to Domestic Letters of Credit and European Letters of Credit on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) or on such other basis as Company may direct without reduction of the Revolving Commitments.

                  (c) Application of Prepayments of Loans to Base Rate Loans and Eurocurrency Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.18(c).

         2.16     GENERAL PROVISIONS REGARDING PAYMENTS.

                  (a) All payments by a Borrower of principal, interest, fees and other Obligations shall be made in the currency in which such Obligation is denominated (either

                                                                       EXECUTION

Dollars or Euro) in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Applicable Administrative Agent not later than 12:00 p.m. (Local Time) on the date due at Applicable Administrative Agent's Principal Office for the account of Lenders; funds received by Applicable Administrative Agent after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day.

                  (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (c) Applicable Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Applicable Administrative Agent.

                  (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurocurrency Rate Loans, Applicable Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

                  (f) Each Borrower hereby authorizes each Administrative Agent to charge such Borrower's accounts with such Administrative Agent in order to cause timely payment to be made to such Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (g) Applicable Administrative Agent shall deem any payment by or on behalf of a Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (Local Time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Applicable Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Applicable Administrative Agent shall give prompt telephonic notice to the applicable Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to

                                                                       EXECUTION

Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

                  (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

         2.17 RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary or mandatory payment (other than a voluntary or mandatory payment or prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Applicable Administrative Agent and each other Lender of the receipt of such payment and (b) apply such proportionately greater payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of a Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         2.18 MAKING OR MAINTAINING EUROCURRENCY RATE LOANS.

                  (a) Inability to Determine Applicable Interest Rate. In the event that Applicable Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any Eurocurrency Rate Loans, that by reason of circumstances affecting the applicable interbank market adequate and reasonable means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Applicable Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of

                                                                       EXECUTION
such determination, whereupon (i) no Loans may be made as, or converted to, Eurocurrency Rate Loans until such time as Applicable Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

                  (b) Illegality or Impracticability of Eurocurrency Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and General Administrative Agent) that the making, maintaining or continuation of its Eurocurrency Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the applicable interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agents of such determination (which notice General Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurocurrency Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurocurrency Rate Loan then being requested by Company in Dollars pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurocurrency Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, (4) the Affected Loans in Dollars shall automatically convert into Base Rate Loans on the date of such termination and (5) the Affected Loans in Euro shall be repaid by the applicable Borrower on the date of such termination, together with all interest accrued thereon. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurocurrency Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Applicable Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Applicable Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurocurrency Rate Loans in accordance with the terms hereof.

                  (c) Compensation for Breakage or Non-Commencement of Interest Periods. Each Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to

                                                                       EXECUTION
make or carry its Eurocurrency Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurocurrency Rate Loan by such Borrower does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurocurrency Rate Loan of such Borrower does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurocurrency Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan (including, without limitation, pursuant to Section 2.13(c) hereof); or (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower.

                  (d) Booking of Eurocurrency Rate Loans. Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

                  (e) Assumptions Concerning Funding of Eurocurrency Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under
Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurocurrency Rate Loans through the purchase of a Eurocurrency deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurocurrency Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurocurrency Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section
2.18 and under Section 2.19.

         2.19 INCREASED COSTS; CAPITAL ADEQUACY.

                  (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date), or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender), and with respect to any Lender that changes its lending office, after the date of such change in lending office, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Tax) with respect to this Agreement or any of the Credit Documents or

                                                                       EXECUTION
any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurocurrency Rate Loans that are reflected in the definition of Adjusted Eurocurrency Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market or the European interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agents) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Applicable Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                                                                       EXECUTION

         2.20 TAXES; WITHHOLDING, ETC.

                  (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than any Excluded Tax) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party (including, without limitation, France) or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to pay or make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to either Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) Company shall notify Administrative Agents of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company or European Borrower, as applicable, shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on either Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Applicable Administrative Agent or such Lender;
(iii) except with respect to any Excluded Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Applicable Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company or European Borrower, as applicable, shall deliver to Applicable Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender. Moreover, if any Taxes (other than any Excluded Taxes) are directly asserted against Administrative Agent or any Lender with respect to any payments under any Credit Document, such payee may pay such Taxes, and, upon receipt of reasonably satisfactory documentation evidencing such payment, the Credit Parties shall promptly pay such additional amounts (including, without limitation, any penalties, interest or reasonable expenses) as may be necessary in order that the net amount received by such payee after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such payee would have

                                                                       EXECUTION
received had no such Taxes been asserted; provided that Administrative Agent and each Lender shall use reasonable efforts, to the extent consistent with applicable laws and regulations, to minimize to the extent possible any such Taxes if they can do so without material cost or regulatory disadvantage; and provided further that no additional amount shall be required to be paid to any Lender under this sentence except to the extent that any change in the law (including any administrative or judicial interpretation thereof) under which the liability for such Taxes arises after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) shall result in an increase in the amount or rate of such Tax from those in effect at the date hereof or at the date of such Assignment Agreement, as the case may be.

                  (c) Evidence of Exemption From U.S. Withholding Tax. (i) Each Lender with Domestic Revolving Exposure or U.S. Term Loan Exposure that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-U.S. LENDER") shall deliver to General Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), upon designation of a new lending office and at such other times as may be necessary in the determination of Company or General Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company, to establish that such Lender is not subject to or is subject to a reduced rate of deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot establish that it is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of the appropriate Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company, to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to such payments.

                  (ii) Each Lender that is a United States Person (as such term in defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes and is not an exempt recipient (as such term is defined in Section 6049(b)(4) and the U.S. Treasury regulations thereunder (a "U.S. Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), two original copies of Internal Revenue Service Form W-9 (or any successor forms), properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company, to establish that such Lender is not subject to deduction or withholding of United States federal backup withholding tax with

                                                                       EXECUTION
         respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents.

                  (iii) Each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence required to be provided by subsection (i) or (ii) of this
         Section 2.20(c), whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to General Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-9, or a Certificate re Non-Bank Status and two original copies of the appropriate Internal Revenue Service Form W-8 (or applicable successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company, to confirm or establish that such Lender is not subject to or is subject to a reduced rate of deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify General Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                  (iv) Company shall not be required to pay any additional amount to any Lender under Section 2.20(b)(iii) and shall withhold from any payment to such Lender the amount equal to the applicable withholding tax required by law if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in this
         Section 2.20(c) or Section 2.20(e), or (2) to notify General Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of this Section 2.20(c) and Section 2.20(e) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this subsection (iv) of Section 2.20(c) shall relieve Company of its obligation to pay any additional amounts pursuant this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

                  (d) Tax Refund. (i) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund (whether by way of a direct payment or by offset) of any Taxes as to which it has been indemnified by the Company pursuant to Section 2.19 or with respect to which the Company has paid additional amounts pursuant to this Section 2.20, it shall pay over the amount of such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.

                                                                       EXECUTION

                  (ii) If a Lender which has received indemnification from the Company pursuant to Section 2.19 or with respect to which the Company has paid additional amounts pursuant to this Section 2.20 shall become aware that it is entitled to a refund (whether by way of a direct payment or by offset) of any Taxes as to which it has been indemnified by or has received additional amounts from the Company, such Lender shall, at the expense of the Company, reasonably cooperate with the Company in seeking to obtain such refund.

                  (iii) Nothing contained in this Section 2.20 shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Company or any other Person.

                  (e) A Lender with European Revolving Exposure or European Term Loan Exposure that is entitled to an exemption from or reduction of withholding tax under the law of France or under any treaty to which France is a party, with respect to payments under this Agreement shall deliver to European Borrower (with a copy to European Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by European Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         2.21 OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Company or European Borrower, as applicable, agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to such Borrower (with a copy to General Administrative Agent) shall be conclusive absent manifest error.

                                                                       EXECUTION

         2.22 DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or 2.4(e) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of the making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of the making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company or European Borrower, as applicable, shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Domestic Letter of Credit Usage and/or European Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fees payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fees pursuant to Section 2.11 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Domestic Revolving Commitments and/or the Total Utilization of European Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Borrowers of their respective obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this
Section 2.22. The rights and remedies against a Defaulting Lender under this
Section 2.22 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender with respect to any Funding Default and which an Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

         2.23 REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Lender (an "INCREASED-COST LENDER") shall give notice to a Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.18, 2.19 or 2.20 or a Borrower shall have established to the reasonable satisfaction of General Administrative Agent and such Lender that such Lender is entitled to such payments, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to (x) withdraw such notice or (y) waive in writing the right to receive applicable payments, in each of cases (a)(i) and (a)(ii) above, within five

                                                                       EXECUTION

Business Days after Company's request for such withdrawal or waiver; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or
(c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by
Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to General Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Company or European Borrower, as applicable, shall pay any amounts payable to such Terminated Lender pursuant to
Section 2.18(c), 2.19 or 2.20; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Borrowers shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

         3.1 CLOSING DATE. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

                  (a) Credit Documents. General Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

                  (b) Organizational Documents; Incumbency. General Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent

                                                                       EXECUTION
date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate (or analogous document in the case of Foreign Subsidiaries) from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as General Administrative Agent may reasonably request.

                  (c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings, Parent and its Subsidiaries, both before and after giving effect to the Merger and the other transactions contemplated by the Related Documents and the Credit Documents, shall be as set forth on Schedule 4.1.

                  (d) Proceeds of Debt and Equity Capitalization of Parent and Company.

                           (i) Equity Capitalization of Parent. Sponsor and Management Investors shall have made equity contributions to Parent consisting of $115,000,000 in cash from Sponsor and $28,000,000 in the form of Old Management Shares contributed by Management Investors.

                           (ii) Debt Capitalization of Company. The net proceeds of the $140,000,000 in aggregate principal amount of Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Indenture shall have been released from the Notes Escrow to the Company for application toward payment of a portion of the Holdings Merger Financing Requirements.

                           (iii) Use of Proceeds by Parent and Company. Company shall have provided evidence satisfactory to Syndication Agent and General Administrative Agent that the proceeds of the equity capitalization of Parent and the debt capitalization of Company described in the immediately preceding clauses (i) and (ii) have been irrevocably committed, prior to or concurrent with the application of the proceeds of the Term Loans, to the payment of a portion of the Holdings Merger Financing Requirements.

                  (e) Consummation of the Mergers.

                           (i) (1) All conditions to the Holdings Merger set forth in the Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Syndication Agent and General Administrative Agent and (2) the Holdings Merger shall have become effective in accordance with the terms of the Holdings Merger Agreement.

                                                                       EXECUTION

                           (ii) The Notes Merger shall have become effective in accordance with documentation reasonably satisfactory to General Administrative Agent and Syndication Agent.

                           (iii) Syndication Agent and General Administrative Agent shall each have received a photocopy of a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, together with copies of each of the opinions of counsel delivered to the parties under the Related Agreements, if any, accompanied by a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders. Each Related Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to General Administrative Agent and Syndication Agent and no provision thereof shall have been modified or waived in any respect determined by Syndication Agent or General Administrative Agent to be material, in each case without the consent of Syndication Agent and General Administrative Agent.

                  (f) Existing Indebtedness. On the Closing Date, Holdings and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Syndication Agent and General Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Syndication Agent and General Administrative Agent with respect to the cancellation or cash collateralization of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

                  (g) Transaction Costs. On or prior to the Closing Date, Company shall have delivered to General Administrative Agent Company's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

                  (h) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and General Administrative Agent, except for such registrations, consents, approvals, notices or actions the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

                                                                       EXECUTION

                  (i) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in certain Real Estate Assets, Collateral Agent shall have received from Company and each applicable Guarantor:

                           (i) fully executed and notarized Mortgages, in proper form for recording in the respective applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(i) (each, a "CLOSING DATE MORTGAGED PROPERTY");

                           (ii) an opinion of Honigman Miller Schwartz and Cohn LLP with respect to the enforceability of the form(s) of Mortgages to be recorded in the state of Michigan and such other matters as Collateral Agent may reasonably request and subject to appropriate assumptions and qualifications required by the counsel issuing the opinion, reasonably satisfactory to Collateral Agent;

                           (iii) in the case of each Leasehold Property that is a Closing Date Mortgaged Property, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest (a short form or memorandum of lease may be recorded for such purpose, if necessary, concurrently with the Mortgage to encumber such Leasehold Property);

                           (iv) (a) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a "TITLE POLICY"), in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company all premiums in connection with the issuance of each Title Policy and to the appropriate governmental authorities all other sums and recording fees required in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records; and

                           (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent.

                  (j) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority Lien in the personal property Collateral, Collateral Agent shall have received:

                           (i) evidence satisfactory to Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute

                                                                       EXECUTION
         and deliver (a) UCC financing statements, (b) all cover sheets or other documents or instruments required to be filed with any applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Officer, (c) originals of stock certificates (which stock certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank) representing all Capital Stock pledged pursuant to the Pledge and Security Agreement and any Foreign Pledge Agreements, and (d) other instruments and chattel paper (duly endorsed, where appropriate) evidencing any Collateral;

                           (ii) a completed Officer's Certificate dated the Closing Date and executed by an Authorized Officer of each Credit Party, certifying the exact name and jurisdiction of organization of each of Holdings and its Subsidiaries and attaching (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified by Collateral Agent, together with copies of all such filings disclosed by such search, (B) UCC termination statements (or similar documents) duly executed or authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens, and (C) statements of charges over assets and encumbrances (etat de inscriptions et nantissement) for European Borrower);

                           (iii) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, and subject to appropriate assumptions and qualifications required by the counsel issuing the opinion, in each case in form and substance reasonably satisfactory to Collateral Agent;

                           (iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property and by the applicable Credit Party and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent; and

                           (v) execution and delivery to Collateral Agent of Foreign Pledge Agreements with respect to 65% (or 100%, if no material adverse tax consequences will be caused as a result thereof) of the Capital Stock owned by Company, a Domestic Subsidiary of Company, or a Guarantor Foreign Subsidiary of all Foreign Subsidiaries with respect to which Collateral Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Collateral Agent on behalf of Lenders in such Capital Stock, and the taking of all such other actions

                                                                       EXECUTION
         under the laws of the jurisdictions as Collateral Agent may deem necessary or advisable to perfect or otherwise protect such Liens.

                  (k) Environmental Reports. Syndication Agent and General Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Syndication Agent and General Administrative Agent, regarding environmental matters relating to the Facilities. As of the Closing Date, Syndication Agent and General Administrative Agent are satisfied with the reports and other information received regarding environmental matters relating to the Facilities.

                  (l) Financial Statements; Projections. Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Mergers, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to General Administrative Agent and Syndication Agent, and (iii) the Projections.

                  (m) Evidence of Insurance. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to
Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Lenders, as additional insured and loss payee thereunder to the extent required under Section 5.5.

                  (n) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP,
(ii) Honigman Miller Schwartz and Cohn LLP, (iii) Fried, Frank, Harris, Shriver & Jacobson (Paris) and (iv) NautaDutilh N.V., counsel for Credit Parties, with respect to such matters as General Administrative Agent or Syndication Agent may reasonably request and subject to appropriate assumptions and qualifications required by the counsel issuing the opinion, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to General Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

                  (o) Opinions of Counsel to Syndication Agent. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP and White & Case (Paris), counsel to Syndication Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent.

                  (p) Fees. Company shall have paid to Syndication Agent, Administrative Agents and Documentation Agents, the fees payable on the Closing Date referred to in Section 2.11(d).

                  (q) Solvency Certificate. On the Closing Date, Syndication Agent and General Administrative Agent shall have received a Solvency Certificate from Company dated the Closing Date and addressed to Syndication Agent, Administrative Agents and Lenders, and in form, scope and substance satisfactory to Syndication Agent and General Administrative

                                                                       EXECUTION

Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the Merger Dividend, the Mergers, the related financings and the other transactions contemplated by the Related Agreements and the Credit Documents, Company and its Subsidiaries are and will be Solvent.

                  (r) Closing Date Certificate. Holdings and Company shall have delivered to Syndication Agent and General Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

                  (s) Credit Rating. The credit facilities provided for under this Agreement shall have been assigned a credit rating by S&P and Moody's.

                  (t) Closing Date. Lenders shall have made the Term Loans to Company on or before June 30, 2004 (or such later date to which the consummation of the Holdings Merger has been extended pursuant to the Merger Agreement, but in no event later than August 30, 2004).

                  (u) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of General Administrative Agent and Syndication Agent, singly or in the aggregate, materially impairs the Holdings Merger, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that could reasonably be expected to have a Material Adverse Effect.

                  (v) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by General Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to General Administrative Agent and Syndication Agent and such counsel, and General Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as General Administrative Agent or Syndication Agent may reasonably request.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

         3.2      CONDITIONS TO EACH CREDIT EXTENSION.

                  (a) Conditions Precedent. The obligation of each Lender (including Swing Line Lender) to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

                           (i) Applicable Administrative Agent (and, in the case of a Swing Line Loan, Swing Line Lender) shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

                                                                       EXECUTION

                           (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Domestic Revolving Commitments shall not exceed the Domestic Revolving Commitments then in effect and the Total Utilization of European Revolving Commitments shall not exceed the European Revolving Commitments then in effect;

                           (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                           (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

                           (v) on or before the date of issuance of any Letter of Credit, Applicable Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lenders such request is warranted under the circumstances.

                  (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Applicable Administrative Agent. In lieu of delivering a Notice, Company may give Applicable Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Applicable Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Applicable Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Applicable Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct , except to the extent any representation or warranty relates to a specific date, in which case such statement shall be true and correct as of such specific date (it being understood and agreed that the representations and warranties made on the Closing Date

                                                                       EXECUTION
are deemed to be made concurrently with the consummation of Mergers and the other transactions contemplated by Related Agreements hereby):

         4.1 ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

         4.2 CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both before and after giving effect to the Mergers.

         4.3 DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

         4.4 NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, or Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of

                                                                       EXECUTION
which to obtain could not reasonably be expected to have a Material Adverse Effect. Each Credit Extension constitutes "Permitted Debt" under (and as defined in) the Senior Subordinated Note Indenture as of the applicable Credit Date for such Credit Extension.

         4.5 GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth in the Merger Agreement, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date, and except for such registrations, consents, approvals, notices or actions the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.6 BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         4.7 HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

         4.8 PROJECTIONS. On and as of the Closing Date, the Projections of Holdings and its Subsidiaries for the period of the last three Fiscal Quarters of Fiscal Year 2004, through and including Fiscal Year 2009 (the "PROJECTIONS"), copies of which have been delivered to the Administrative Agent and the Syndication Agent, are based on good faith estimates and assumptions believed to be reasonable by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

         4.9 NO MATERIAL ADVERSE CHANGE. Since December 31, 2003, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

         4.10 NO RESTRICTED JUNIOR PAYMENTS. Since the Closing Date, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any

                                                                       EXECUTION
sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

         4.11 ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.12 PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.13 PROPERTIES.

                  (a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets owned on and after the Closing Date to the extent reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the Closing Date in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and
(ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder with respect to a Material Real Estate Asset, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance

                                                                       EXECUTION
with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

         4.14 ENVIRONMENTAL MATTERS. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Holdings' and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

         4.15 NO DEFAULTS. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

         4.16 MATERIAL CONTRACTS. All Material Contracts are in full force and effect and no defaults currently exist thereunder that has had or could reasonably be expected to have a Material Adverse Effect.

         4.17 GOVERNMENTAL REGULATION. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

         4.18 MARGIN STOCK. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit

                                                                       EXECUTION
to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         4.19 EMPLOYEE MATTERS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the knowledge of Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

         4.20 EMPLOYEE BENEFIT PLANS. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and to the Company's knowledge, nothing has occurred subsequent to the issuance of such determination letter which, if not corrected, would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), has been or is reasonably expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event that would constitute an Event of Default under Section 8.1(k) has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by more than $500,000. To the Company's knowledge, as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA does not exceed $500,000. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the requirements of Section 515 of ERISA with respect to each

                                                                       EXECUTION

Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. As of the date hereof, Company and its Subsidiaries have made full payment when due of all required contributions to any Foreign Plan.

         4.21 CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

         4.22 SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

         4.23 RELATED AGREEMENTS.

                  (a) Delivery. Holdings and Company have delivered to Syndication Agent and General Administrative Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the Closing Date and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the Closing Date.

                  (b) Governmental Approvals. On the Closing Date, all material Governmental Authorizations and other authorizations, approvals and consents of any other Person necessary or desirable in connection with the transactions contemplated by the Related Agreements or to consummate the Mergers have been obtained and are in full force and effect.

                  (c) Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Mergers and the other transactions contemplated by Related Agreements set forth in the Related Agreements have been duly satisfied in all material respects or, with the consent of General Administrative Agent and Syndication Agent, waived, and (ii) the Mergers and the other transactions contemplated by Related Agreements have been consummated in all material respects in accordance with the Related Agreements and all applicable laws.

         4.24 COMPLIANCE WITH STATUTES, ETC. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         4.25 DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries (as modified or supplemented by other information so furnished in writing) for use in connection with the transactions contemplated hereby at the time such representation or warranty is made contains any untrue statement of a material fact or, considering such representations and warranties as a whole, omits

                                                                       EXECUTION
to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. There are no facts known to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 5. AFFIRMATIVE COVENANTS

         Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

         5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Holdings will deliver to Agents for delivery to the Lenders:

                  (a) Monthly Reports. Solely to General Administrative Agent (and to other Lenders upon request), as soon as available, and in any event within 45 days after the end of each month ending after the Closing Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

                  (c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance

                                                                       EXECUTION
sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche, LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to General Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together (to the extent not inconsistent with the pronouncements of the Institute of Certified Public Accountants and FASB) with a written statement by such independent certified public accountants stating whether, in connection with their audit examination, any failure to comply with the terms, covenants, provisions or conditions of Article 5 or Article 6 (insofar as they relate to the accounting matters) has come to their attention and, if such a failure to comply has come to their attention, specifying the nature and period of existence thereof;

                  (d) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

                  (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to General Administrative Agent;

                  (f) Notice of Default. Promptly upon any officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or

                                                                       EXECUTION
condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (g) Notice of Litigation. Promptly upon any officer of Holdings or Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Company (without waiver of attorney-client or similar privilege) to enable Lenders and their counsel to evaluate such matters;

                  (h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) upon request in writing, with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as General Administrative Agent shall reasonably request;

                  (i) Financial Plan. As soon as practicable and in any event no later than thirty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each of the next four Fiscal Years (or portion thereof) (or, if earlier, through the final maturity date of the Loans) (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of such Fiscal Year, each quarter of the subsequent Fiscal Year, and each Fiscal Year for the remaining Fiscal Years covered in such Financial Plan and (ii) forecasts demonstrating projected compliance with the requirements of Section 6.8 during the years covered by such Financial Plan, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

                  (j) Insurance Report. As soon as practicable and in any event by the last day of the first month of each Fiscal Year, a report in form and substance satisfactory to General Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in such Fiscal Year;

                  (k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Parent, Holdings or Company;

                                                                       EXECUTION

                  (l) [Intentionally omitted].

                  (m) Information Regarding Collateral. (a) Company will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party's corporate name, (ii) in any Credit Party's identity, corporate structure or jurisdiction of organization or (iii) in any Credit Party's Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed; and

                  (n) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by General Administrative Agent or any Lender.

         5.2 EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

         5.3 PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries or Parent, provided that Parent and each

                                                                       EXECUTION

Credit Party shall have agreed in a Credit Document (in form and substance reasonably satisfactory to General Administrative Agent and Syndication Agent) that Parent shall be subject to limitations on its activities substantially equivalent to those set forth in Section 6.14 (as applied to Parent rather than Holdings)(such Credit Document being referred to herein as the "PARENT CREDIT DOCUMENT")).

         5.4 MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         5.5 INSURANCE. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder for any covered loss thereunder in excess of $500,000 and provides for at least thirty days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

         5.6 INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that any such representatives not employed by such Lender shall have been advised by such Lender of and agreed to comply with Section 10.17. If such visit and inspection occurs at a time when no Default or Event of Default has occurred and is continuing, such visit and inspection shall be at the expense of such Lender and, if such visit and inspection occur at a time when a Default or Event of Default has occurred and is continuing, such visit and inspection shall be paid by Company pursuant to Section 10.2. By this provision, each Credit Party authorizes its independent public accountants to discuss the affairs, finances

                                                                       EXECUTION
and accounts of such Credit Party and its Subsidiaries, provided, such Credit Party may, if its so chooses, be present and participate in any such discussion.

         5.7 LENDERS MEETINGS. Holdings and Company will, upon the request of General Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and General Administrative Agent) at such time as may be agreed to by Company and General Administrative Agent.

         5.8 COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.9 ENVIRONMENTAL.

                  (a) Environmental Disclosure. Holdings will deliver to General Administrative Agent and Lenders the following information and materials, in each case to the extent that they relate to circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse
Effect:

                           (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                           (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to any Hazardous Materials Activities, and (3) Holdings or Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                           (iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                           (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to expose Holdings or any of its Subsidiaries to, or

                                                                       EXECUTION
         result in, Environmental Claims or affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws; and

                           (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by General Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

                  (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in the cases of (i) and (ii) where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.10 SUBSIDIARIES. In the event that any Person becomes a Domestic Subsidiary of Company or a Foreign Subsidiary of Company for which becoming a Guarantor will not cause adverse tax consequences for Company reasonably determined by Company to be material and is legally permissible under applicable law (a "GUARANTOR FOREIGN SUBSIDIARY"), whether pursuant to a Permitted Acquisition or otherwise, Company shall (a) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to General Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(i), 3.1(j), 3.1(k) and 3.1(n) which, in the case of a Guarantor Foreign Subsidiary, are required by Syndication Agent and General Administrative Agent. In the event that any Person becomes a Foreign Subsidiary of Company and is not a Guarantor Foreign Subsidiary, and the ownership interests of such Foreign Subsidiary are owned by Company, by any Domestic Subsidiary thereof or by any Guarantor Foreign Subsidiary, Company shall, or shall cause such Domestic Subsidiary or Guarantor Foreign Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary or Guarantor Foreign Subsidiary to take, all of the actions referred to in Section 3.1(j)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests. With respect to each such Subsidiary, Company shall promptly send to General Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and
(ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

         5.11 ADDITIONAL MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party other than European Borrower, Autocam Europe or any other Guarantor Foreign Subsidiary acquires a

                                                                       EXECUTION

Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(i), 3.1(j) and 3.1(k) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to General Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

         5.12 INTEREST RATE PROTECTION. No later than 90 days following the Closing Date and at all times thereafter, Borrowers shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than two years and otherwise in form and substance reasonably satisfactory to General Administrative Agent and Syndication Agent, which Interest Rate Agreements shall to the extent needed to effectively limit the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Consolidated Total Debt outstanding from time to time (other than Revolving Loans and Swing Line Loans) to a rate satisfactory to General Administrative Agent and Syndication Agent. The Administrative Agent and the Syndication Agent acknowledge that, as of the Closing Date (based on the information provided by the Company), the Borrowers do not need to maintain in effect any Interest Rate Agreements in order to comply with this Section 5.12.

         5.13 FURTHER ASSURANCES. At any time or from time to time upon the request of General Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as General Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as General Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

         5.14 CONTROL AGREEMENTS. From and after the date that is thirty (30) days after the Closing Date, Company shall not permit any Deposit Account or Securities Account maintained by Company or any of its Domestic Subsidiaries (other than payroll or tax deposit accounts) at any time to be maintained at Comerica or otherwise have a principal balance in excess of $200,000 for any such account or $1,000,000 in the aggregate for all such accounts unless Company or such Domestic Subsidiary, as the case may be, has (i) executed and delivered to General Administrative Agent a Control Agreement, and (ii) taken all other steps necessary or, in the opinion of General Administrative Agent, desirable to ensure that General Administrative Agent has a perfected security interest in such account; provided that, if Company or such

                                                                       EXECUTION

Domestic Subsidiary is unable to obtain a Control Agreement from the financial institution at which the Deposit Account or Securities Account is maintained, upon the request of the General Administrative Agent Company shall, or shall cause such Domestic Subsidiary to, transfer all amounts in the applicable account to an account maintained at a financial institution from which Company or such Domestic Subsidiary has obtained a Control Agreement. The General Administrative Agent, the Collateral Agent and the Lenders shall not (and shall not request or cause any agent or representative to) (x) deliver to any bank, securities intermediary or other financial institution at which any Deposit Account or Securities Account is maintained by Company or any of its Domestic Subsidiaries a Notice of Sole Control (as defined in the Pledge and Security Agreement) or any analogous notice of sole control pursuant to any Control Agreement, (y) originate any instruction directing disposition of funds in any such Deposit Account pursuant to any Control Agreement or (z) originate any entitlement order or other notification directing transfer or redemption of financial or other assets in any such Securities Account pursuant to any Control Agreement, in each case unless an Event of Default shall have occurred and be continuing. Any bank, securities intermediary or other financial institution at which any Deposit Account or Securities Account is maintained (in its capacity as such) shall not be bound by this Section.

SECTION 6. NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

         6.1 INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) the Obligations;

                  (b) (i) Indebtedness (a) of any Guarantor Domestic Subsidiary to Company or to any other Guarantor Domestic Subsidiary, or (b) of Company to any Guarantor Domestic Subsidiary, or (c) of European Borrower to Company or any Guarantor Domestic Subsidiary made, directly or indirectly, with the proceeds of Domestic Revolving Loans; provided,
         (A) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (B) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to General Administrative Agent, and (C) any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                                                                       EXECUTION

                           (ii) Indebtedness of Frank & Pignard to European Borrower arising as a result of intercompany loans, provided that any such intercompany loan is (x) evidenced by the Frank & Pignard Intercompany Loan Agreement, which is assigned by European Borrower to secure the Obligations of European Borrower and is evidenced by the Frank & Pignard Intercompany Loan Assignment and (y) secured pursuant to the Frank & Pignard Security Documents;

                           (iii) Indebtedness of Autocam Brazil to the Company arising as a result of intercompany loans in an aggregate principal amount outstanding at any time not to exceed $5,000,000, provided that any such intercompany loan is evidenced by an intercompany note (or other similar agreement appropriate under the laws of Brazil to evidence intercompany loans), which is pledged by the Company to secure the Obligations;

                           (iv) Indebtedness of Bouverat to European Borrower arising as a result of intercompany loans, provided that any such intercompany loan is (x) evidenced by the Bouverat Intercompany Loan Agreement, which is assigned by European Borrower to secure the Obligations of European Borrower and is evidenced by the Bouverat Intercompany Loan Assignment and (y) is secured by the Bouverat Security Documents; and

                           (v) Indebtedness of any Foreign Subsidiary to Company or any Guarantor Subsidiary, provided, (A) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement,
         (B) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms and conditions of the applicable promissory notes or an intercompany subordination agreement and (C) the intercompany loan giving rise to such Indebtedness is permitted as an Investment under
         Section 6.7(d) or 6.7(m); and

                           (vi) Indebtedness between Company and Holdings arising as a result of Restricted Junior Payments permitted under
         Section 6.5(b) or (c).

                  (c) (i) Indebtedness under the Senior Subordinated Notes and the subordinated guaranties thereof by Guarantor Subsidiaries, (ii) any additional notes issued under the Senior Subordinated Notes Indenture (the proceeds of which are applied to repay the Loans pursuant to Section 2.14(d)) and the subordinated guarantees thereof by guarantor subsidiaries thereof and
(iii) any extensions, renewals, refinancings or replacements of any such Indebtedness permitted under the preceding clauses (i) and (ii), provided, that
(w) any such Indebtedness is unsecured and subordinated in right of payment on terms equivalent to those set forth in the Senior Subordinated Notes Indenture or on other terms reasonably satisfactory to the General Administrative Agent and Syndication Agent, (x) the other terms and conditions thereof are not less favorable taken as a whole to the obligor thereon or to the Lenders than the Indebtedness being extended, renewed, refinanced or replaced, (y) the average life to maturity thereof is greater than or equal to that of the Indebtedness being extended, renewed, refinanced or replaced; and (z) shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, refinanced or replaced, (B) exceed in a principal

                                                                       EXECUTION
amount the Indebtedness being extended, renewed, refinanced or replaced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (d) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or other permitted acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

                  (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business that support other obligations of Holdings and its Subsidiaries (other than in respect of Indebtedness) incurred in compliance with this Agreement;

                  (f) Indebtedness in respect of (i) netting services, overdraft protections and otherwise in connection with endorsements of checks and other negotiable instruments and deposit accounts incurred in the ordinary course of business; (ii) workers' compensation claims, self- insurance obligations, performance, surety, release, appeal and similar bonds and completion guarantees incurred in the ordinary course of business of Company and its Subsidiaries and any reimbursement obligations in respect of the foregoing; and (iii) indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by Company and its Subsidiaries in connection with an Asset Sale otherwise permitted under this Agreement;

                  (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

                  (h) guaranties by Company of Indebtedness of a Domestic Guarantor Subsidiary or guaranties by a Subsidiary of Company of Indebtedness of Company or a Domestic Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

                  (i) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof (including the terms and conditions of any guarantee or other credit support for such Indebtedness) are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                                                                       EXECUTION

                  (j) Indebtedness under Receivables Facilities in an aggregate outstanding Principal Amount not to exceed at any time the Dollar Equivalent of $25,000,000 minus the outstanding Principal Amount of obligations not constituting Indebtedness under any Receivables Facility; provided that no such Receivables Facility shall provide recourse to Company or any of its Subsidiaries other than customary provisions relating to the breach of representations by Company and/or its Subsidiaries.

                  (k) Indebtedness with respect to Capital Leases and purchase money Indebtedness in an aggregate combined principal (or stated balance sheet) amount outstanding not to exceed at any time $10,000,000 provided, in the case of purchase money Indebtedness, any such Indebtedness (i) shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness (plus accessions and improvements thereto), and (ii) shall constitute not more than 90% of the aggregate consideration paid with respect to such asset;

                  (l) Indebtedness with respect to Capital Leases or purchase money Indebtedness (or similar types of financing in the relevant country) incurred by Foreign Subsidiaries in connection with the acquisition and/or construction of and/or acquisition and installation of equipment for a manufacturing facility outside of the United States in an aggregate combined principal amount outstanding not to exceed at any time $20,000,000, provided that no Credit Party shall be an obligor in respect of such Indebtedness, and in the case of purchase money Indebtedness, such Indebtedness shall satisfy the requirements described in the proviso of Section 6.1(k) above.

                  (m) Indebtedness under Hedge Agreements;

                  (n) (i) Indebtedness of any Person that becomes a Guarantor Subsidiary after the date hereof pursuant to a Permitted Acquisition (including purchase money Indebtedness or Capital Leases of such Person), which Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary; and (ii) any extensions, renewals, refinancings or replacements of such Indebtedness which extensions, renewals, refinancings or replacements (A) are on terms and conditions (including the terms and conditions of any guarantee or other credit support for such Indebtedness) taken as a whole not materially less favorable to Company and its Subsidiaries or the Lenders than the terms and conditions of the Indebtedness being extended, renewed, refinanced or replaced and, (B) do not add as obligor any Person that would not have been an obligor under the Indebtedness being extended, renewed, replaced or refinanced, (C) do not result in a greater principal amount or shorter remaining average life to maturity than the Indebtedness being extended, renewed, replaced or refinanced and (D) are not effected at any time when a Default or Event of Default has occurred and is continuing or would result therefrom; provided, the aggregate principal amount outstanding of Indebtedness described in clauses (i) and (ii) does not exceed $10,000,000 at any time outstanding;

                  (o) Indebtedness of Autocam Brazil and its Subsidiaries denominated in the legal currency of Brazil in an aggregate principal amount outstanding not to exceed at any time the equivalent of $5,000,000;

                                                                       EXECUTION

                  (p) other Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding not to exceed at any time $5,000,000;

                  (q) Indebtedness consisting of reimbursement obligations in respect of letters of credit in an aggregate principal amount outstanding not to exceed at any time $1,000,000; and

                  (r) other unsecured Indebtedness of Holdings and its Guarantor Subsidiaries, which is unsecured in an aggregate principal amount not to exceed at any time $3,500,000.

         For purposes of determining compliance with this Section 6.1 and 6.2, Indebtedness incurred in currencies other than Dollars shall be considered to be outstanding in Dollars using Spot Exchange Rate as of the date of incurrence.

         6.2 LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

                  (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

                  (b) Liens for Taxes or Liens imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code, in each case, if the underlying obligations are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

                  (c) statutory Liens of landlords, banks (and rights of set-off), Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA or any such Lien imposed by a Government Authority in connection with any Foreign Plan), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                  (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, other types of social security and other similar statutory obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                                                                       EXECUTION

                  (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

                  (f) any interest or title of a lessor or sublessor under any lease permitted hereunder;

                  (g) Liens solely on any cash earnest money deposits or escrows made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

                  (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business or Liens evidenced by the filing of UCC financing statements relating solely to goods consigned with the Company and its Subsidiaries in the ordinary course of business;

                  (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (k) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

                  (l) Liens described in Schedule 6.2 and any renewals or replacements of such Liens granted to secure a renewal, extension, refinancing or replacement of the Indebtedness originally secured by such Lien, so long as such renewal, extension, refinancing or replacement is permitted by Section 6.1 and such renewal or replacement Lien does not cover more property than the Lien described in Schedule 6.2 (plus accessions and improvements thereto and proceeds and distributions thereon) or on a title report delivered pursuant to Section 3.1(i)(iv);

                  (m) Liens securing Indebtedness permitted pursuant to Sections 6.1(k), 6.1(l) and 6.1(n); provided, any such Lien (i) exists on the date of the applicable acquisition or, solely in the case of Indebtedness permitted in
Section 6.1(k) or 6.1(l), is created in connection with the financing of the acquisition within 180 days thereafter, (ii) solely in the case of Indebtedness permitted by Section 6.1(n), is not created in contemplation of, or in connection with, such Permitted Acquisition, and (iii) applies only to the property or assets acquired (plus accessions and improvements thereto and proceeds and distributions thereon);

                  (n) Liens securing Indebtedness permitted pursuant to Section 6.1(b)(ii), (iii) and (iv);

                  (o) Liens on any receivables and related rights sold pursuant to any Receivables Facility permitted hereunder;

                                                                       EXECUTION

                  (p) other Liens securing obligations in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and

                  (q) other Liens on assets other than the Collateral securing Indebtedness in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

         6.3 EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

         6.4 NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or other disposition of assets not prohibited by this Agreement, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) or joint ventures, (c) restrictions on property or assets subject to a Lien permitted under Section 6.2(m), provided, such restrictions relate only to the property or assets subject to such Lien, (d) restrictions, if any, under the Senior Subordinated Note Indenture or restrictions no less favorable taken as a whole to the Lenders under documents governing Indebtedness permitted under Section 6.1(c), and (e) restrictions permitted pursuant to the proviso to Section 6.6, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         6.5 RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that (a) Company may make regularly scheduled payments of interest (including payments of additional interest imposed under the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued for failure to comply with certain provisions thereof) in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued; (b) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (and, subject to delivery of the Parent Credit Document, Holdings may make Restricted Junior Payments to Parent) (i) in an aggregate amount not to exceed $400,000 in any Fiscal Year, to the extent necessary to permit Holdings (or Parent, as applicable) to pay general administrative costs and expenses and to pay franchise taxes and other fees to maintain its corporate existence and (ii) to the extent necessary to permit Holdings (or Parent, as applicable) to discharge the consolidated tax liabilities of Holdings (or Parent, as applicable) and its

                                                                       EXECUTION

Subsidiaries, in each case so long as Holdings (or Parent, as applicable) applies the amount of any such Restricted Junior Payment for such purpose (provided this Section 6.5 shall not prohibit direct payment of by Company of taxes for itself and its Subsidiaries or such other costs and expenses), (c) Company may make Restricted Junior Payments to Holdings for the purpose of paying, and Holdings may pay (i) the Subordinated Management Fees plus reasonable out-of-pocket expenses incurred pursuant to the Management Services Agreement and (ii) Permitted Management Stock Repurchase Payments.

         6.6 RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company; provided that the foregoing shall not prohibit encumbrances or restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(a), (c), (i) or (m), (ii) in agreements evidencing Indebtedness permitted by Section 6.1(k) and 6.1(j) that impose restrictions on the property so leased or acquired, (iii) restrictions imposed by applicable law, (iv) agreements evidencing Indebtedness of Foreign Subsidiaries permitted by Section 6.1(n), (v) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business or joint venture agreements not otherwise prohibited under this Agreement, (v) that are or were created by virtue of any sale, lease, transfer or other disposition of, agreement to sell, lease, transfer or other disposition or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement and (vi) imposed pursuant to Permitted Liens.

         6.7 INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

                  (a) Investments in Cash and Cash Equivalents;

                  (b) Investments owned as of the Closing Date in any Subsidiary;

                  (c) Investments made after the Closing Date in the Company or any wholly-owned Guarantor Domestic Subsidiary;

                  (d) Investments made after the Closing Date by Company or any of its Domestic Subsidiaries in Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000; provided, that a change in the form of Investment (e.g. debt to equity, equity to debt or equity to equity) or the applicable investee without increase in amount shall not be deemed an additional Investment under this Section 6.7(d);

                  (e) intercompany loans to the extent permitted under Section 6.1(b)(i)-(iv) and, to the extent owed to Autocam Europe, Section 6.1(b)(v);

                                                                       EXECUTION

                  (f) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in settlement of litigation, (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business, (iii) prepaid expenses and lease, utility, worker's compensation, performance and other similar deposits made in the ordinary course of business of Holdings and its Subsidiaries, (iv) arising in connection with extensions of trade credit in the ordinary course of business and (v) arising in connection with guarantees permitted under Section
6.1 or given in respect of obligations (other than Indebtedness) in the ordinary course of business;

                  (g) Consolidated Capital Expenditures permitted by Section 6.8(e) and expenditures that would be Consolidated Capital Expenditures but for express exclusions set forth in the definition thereof;

                  (h) loans and advances to directors, consultants and employees of Holdings and its Subsidiaries made (i) in the ordinary course of business in an aggregate principal amount not to exceed $200,000 outstanding at any time,
(ii) to purchase Capital Stock of any Parent Company pursuant to management and employment agreements of Company approved by the Board of Directors of Holdings not to exceed $500,000 outstanding at any time, and (iii) investments made under Company's current split dollar insurance program (as the same may be modified to reflect requirements of law) for certain senior managers of Company currently benefiting from such program in an aggregate amount from and after the Closing Date not to exceed $1,500,000;

                  (i) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

                  (j) Investments described in Schedule 6.7;

                  (k) Investments that constitute Hedge Agreements;

                  (l) Investments constituting promissory notes or other non-cash consideration received in connection with an Asset Sale permitted under
Section 6.9; and

                  (m) other Investments in an aggregate amount not to exceed at any time $2,500,000.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior payment not otherwise permitted under the terms of Section 6.5.

         6.8 FINANCIAL COVENANTS.

                  (a) Interest Coverage Ratio. Holdings shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2004, to be less than the correlative ratio indicated:

FISCAL QUARTER ENDING                    INTEREST COVERAGE RATIO
---------------------                    -----------------------
September 30, 2004                              2.20:1.00

                                                                       EXECUTION

December 31, 2004                               2.20:1.00
March 31, 2005                                  2.20:1.00
June 30, 2005                                   2.20:1.00
September 30, 2005                              2.20:1.00
December 31, 2005                               2.20:1.00
March 31, 2006                                  2.20:1.00
June 30, 2006                                   2.30:1.00
September 30, 2006                              2.30:1.00
December 31, 2006                               2.35:1.00
March 31, 2007                                  2.35:1.00
June 30, 2007                                   2.45:1.00
September 30, 2007                              2.45:1.00
December 31, 2007                               2.60:1.00
March 31, 2008                                  2.60:1.00
June 30, 2008                                   2.75:1.00
September 30, 2008                              2.75:1.00
December 31, 2008 and each Fiscal
Quarter thereafter                              2.90:1.00

                  (b) Leverage Ratio. Holdings shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2004, to exceed the correlative ratio indicated:

FISCAL QUARTER ENDING                         LEVERAGE RATIO
---------------------                         --------------
September 30, 2004                              5.40:1.00
December 31, 2004                               5.40:1.00
March 31, 2005                                  5.40:1.00
June 30, 2005                                   5.25:1.00
September 30, 2005                              5.25:1.00
December 31, 2005                               5.00:1.00
March 31, 2006                                  4.75:1.00
June 30, 2006                                   4.50:1.00
September 30, 2006                              4.50:1.00
December 31, 2006                               4.25:1.00
March 31, 2007                                  4.25:1.00
June 30, 2007                                   4.00:1.00
September 30, 2007                              4.00:1.00
December 31, 2007                               3.75:1.00
March 31, 2008                                  3.75:1.00
June 30, 2008                                   3.50:1.00
September 30, 2008                              3.50:1.00
December 31, 2008 and each Fiscal
Quarter thereafter                              3.25:1.00

                                                                       EXECUTION

                  (c) Maximum Consolidated Capital Expenditures. Except to the extent funded with the proceeds of Additional Sponsor Equity or Indebtedness permitted under Section 6.1(l), Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Holdings and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year (the "MAXIMUM CAPITAL EXPENDITURES AMOUNT"); provided, the Maximum Capital Expenditures Amount (i) for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (but in no event shall the amount of such increase exceed 50% of the Maximum Capital Expenditures Amount for such previous Fiscal Year) and (ii) for any Fiscal Year commencing with the Company's Fiscal Year ending December 31, 2005, may be increased by up to $2,000,000 for specifically identified new programs subject to the approval of the General Administrative Agent and the Syndication Agent following receipt by such Agents of analysis of such new programs prepared by the Company's chief financial officer as such Agents may require.

                                CONSOLIDATED CAPITAL
FISCAL YEAR                         EXPENDITURES
-------------------------       --------------------
2004                                $20,000,000
2005                                $25,000,000
2006                                $25,000,000
2007                                $25,000,000
2008 and each Fiscal Year
thereafter                          $27,000,000

                  (d) Certain Calculations. With respect to any period during which a Permitted Acquisition involving the payment by Holdings and its Subsidiaries of consideration in excess of $500,000 or an Asset Sale involving the receipt by Holdings and its Subsidiaries of gross proceeds in excess of $500,000 has occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section
6.8 (but not for purposes of determining the Applicable Margin), Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Parent) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the

                                                                       EXECUTION
applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

         6.9 FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

                  (a) any Subsidiary of Holdings may be merged with or into Company or any Guarantor Domestic Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Domestic Subsidiary; provided, in the case of such a merger, Company or such Guarantor Domestic Subsidiary, as applicable shall be the continuing or surviving Person;

                  (b) any Subsidiary of European Borrower may be merged with or into European Borrower or with or into any Wholly Owned Subsidiary of European Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to European Borrower or to any Wholly Owned Subsidiary of European Borrower; provided, in the case of such a merger, European Borrower or the Wholly Owned Subsidiary of European Borrower, as the case may be, shall be the continuing or surviving Person;

                  (c) sales or other dispositions of assets that do not constitute Asset Sales;

                  (d) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than $5,000,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $10,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash or in securities, notes or other obligations converted into Cash within 30 days of receipt and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

                  (e) disposals of obsolete, worn out or surplus property or disposals of equipment, by means of trade in, so long as such equipment is replaced, substantially concurrently, by like kind equipment in an effort to upgrade any facilities of Company and its Subsidiaries;

                                                                       EXECUTION

                  (f) Permitted Acquisitions, the consideration for which (including, without limitation, cash paid, or acquired or assumed Indebtedness and the value of any other consideration paid or given (other than the assumption of current liabilities (other than the current portion of any funded Indebtedness) incurred in the ordinary course of business of the subject of such acquisition) in the aggregate from the Closing Date to the date of determination does not exceed the Permitted Acquisition Cap;

                  (g) Company may liquidate any of its Subsidiaries that has total net assets (as shown on the most recent balance sheet of such Subsidiary delivered to the Agents and at the time of liquidation) of $100,000 or less, provided, any Restricted Junior Payments in connection with such liquidation are made in accordance with Section 6.5;

                  (h) sales of Capital Stock in any Subsidiary to qualify directors or allow for investments by foreign nationals, in either case, to the extent required by applicable law;

                  (i) sales of receivables and related rights under Receivables Facilities (including the French Receivables Facility) in an aggregate Principal Amount outstanding from time to time not to exceed the Dollar Equivalent of $25,000,000; and

                  (j) Investments made in accordance with Section 6.7 and any grant of a Permitted Lien.

         6.10 DISPOSAL OF SUBSIDIARY INTERESTS. Except for (i) Liens created under any of the Credit Documents and (ii) any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors or allow for investments by foreign nationals, in either case, if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors or allow for investment by foreign nationals, in either case, if required by applicable law. Any Subsidiary that would constitute a wholly-owned Subsidiary except for any Capital Stock issued to directors or foreign nationals as permitted under this Section 6.10 shall be deemed a wholly-owned Subsidiary for purposes of this Agreement.

         6.11 SALES AND LEASE-BACKS. Except for leases described on Schedule 6.1(i), no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease (it being acknowledged that equipment and other personal property first acquired in the ordinary course of business of Company and its Subsidiaries in connection with, and not more than 180 days prior to the commencement of, a Capital Lease or operating lease otherwise permitted by this

                                                                       EXECUTION

Agreement is not considered a sale and lease-back governed by this Section 6.11 or an Asset Sale); provided, that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the applicable lessee, guarantor or other surety would not be prohibited under Section 6.1 from entering into, and remaining liable under, such lease. The sale and lease back transaction shall be deemed to be (i) the sale of the asset subject to such transaction (and any Net Asset Sale Proceeds arising from such sale shall be subject to application by the Company or its Subsidiaries pursuant to Section 2.14(a)), and (ii) the incurrence of Indebtedness in a principal amount equal to the amount of any liability for the lease shown (or required to be shown) on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

         6.12 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Parent or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms taken as a whole that are less favorable to Holdings or that Subsidiary, as the case may be, than those available at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) employment, compensation or indemnification arrangements for directors, consultants, officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) loans or advances to officers, directors, consultants and employees otherwise permitted pursuant to Section 6.7 or guarantees in respect thereof or otherwise made on their behalf (including any payments on such guarantees), (e) the grant of options or similar rights to directors and employees of Holdings and its Subsidiaries, (f) payment of Subordinated Management Fees, Permitted Management Stock Repurchase Payments and other Restricted Junior Payments (or payments that would be Restricted Junior Payments but for the exceptions in the definition of such term) to the extent permitted by Section 6.5, (g) intercompany Indebtedness permitted by Section 6.1, and (h) transactions described in Schedule 6.12.

         6.13 CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

         6.14 PERMITTED ACTIVITIES OF HOLDINGS. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Credit Documents and the Related Agreements; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any material operating assets other than (i) holding 100% of the Capital Stock of Company and, indirectly, Company's Subsidiaries, (ii) performing its obligations and activities incidental thereto under the Credit Documents and the Related Agreements; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or

                                                                       EXECUTION
into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

         6.15 AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Except as set forth in Section 6.16, no Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

         6.16 AMENDMENTS OR WAIVERS OF WITH RESPECT TO SUBORDINATED INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

         6.17 FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

SECTION 7. GUARANTY

         7.1 GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, (a) Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agents for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, and (b) Company hereby irrevocably and unconditionally guaranties to Administrative Agents for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations of the European Borrower, in each case whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

         7.2 CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be

                                                                       EXECUTION
entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

         7.3 PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of a Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agents for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

         7.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other

                                                                       EXECUTION
than payment in full of the Guaranteed Obligations (or the release of such Guarantor permitted by the Credit Documents). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                  (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

                  (b) Administrative Agents may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between either Borrower and any Beneficiary with respect to the existence of such Event of Default;

                  (c) the obligations of each Guarantor hereunder are independent of the obligations of either Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of a Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;

                  (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agents are awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

                  (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales,

                                                                       EXECUTION
whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

                  (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

         7.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person,
(iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the

                                                                       EXECUTION
power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to willful misconduct, gross negligence or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

         7.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by
Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any

                                                                       EXECUTION
collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agents on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agents for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7.7 SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agents on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agents for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         7.8 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         7.9 AUTHORITY OF GUARANTORS OR BORROWERS. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         7.10 FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and their ability to perform their respective obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrowers now known or hereafter known by any Beneficiary.

                                                                       EXECUTION

         7.11 BANKRUPTCY, ETC. (a) Without limiting any Guarantor's ability to file a voluntary bankruptcy petition in respect of itself, so long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agents acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agents, or allow the claim of Administrative Agents in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

                  (c) In the event that all or any portion of the Guaranteed Obligations are paid by a Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

         7.12 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in a transaction consummated in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

         7.13 DUTCH LAW LIMITATION. To the extent applicable and notwithstanding any other provision of this Section 7, the guarantee, indemnity and other obligations of any Guarantor incorporated under the laws of the Netherlands (each, a "DUTCH GUARANTOR") or any Subsidiary of a Dutch Guarantor expressed to be assumed in this Section 7 shall be deemed not to be assumed by such Guarantor or such Subsidiary to the extent that the same would constitute unlawful financial assistance within the meaning of Articles 2:207(c) or 2:98(c) of the Dutch

                                                                       EXECUTION

Civil Code and the provisions of this Agreement and the other Credit Documents shall be construed accordingly.

SECTION 8. EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

                  (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

                  (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

                  (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6,
Section 5.2 or Section 6; or

                  (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

                  (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agents or any Lender of such default; or

                  (f) Involuntary Bankruptcy; Appointment of Receiver, etc.. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable

                                                                       EXECUTION
bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

                  (g) Voluntary Bankruptcy; Appointment of Receiver, etc.. (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

                  (h) French Bankruptcy Events. European Borrower, Frank & Pignard, Bouverat or any other Subsidiary that is located in France (i) is unable or shall admit in writing its inability to pay its debts generally as they become due; (ii) shall declare to the court such inability (declaration de cessation des paiements); (iii) shall suspend making payments of any of its debts, or, by reason of actual or anticipated financial difficulties, or shall commence negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; (iv) shall apply for or take any corporate action approving any voluntary liquidation (liquidation volontaire); (v) shall apply for the appointment of a conciliator (conciliateur), or a "mandataire ad-hoc" in accordance with Articles 611-3 et seq of the French Code de Commerce;
(v) shall enter into an amicable settlement (accord amiable) with its creditors;
(vi) shall cease its payments (cessation de paiements) for the purposes of
Article 621-1 et seq. of the French Code de Commerce; (vii) shall have a judgment issued in respect of its judicial reorganization (redressement judiciaire) and the administrateur judiciaire named in connection with such proceedings does not (or is deemed not to) opt to continue performance of this Agreement; or (viii) shall have a judgment issued in respect of its judicial liquidation (liquidation judiciaire) pursuant to Article 620-1 et seq. of the French Code de Commerce, or for the transfer of the whole or part of its business (cessation totale ou partielle de l'entreprise); or (ix) shall apply for or take any corporate action approving any procedure for the resolution, restructuring, reduction or modification of any debt, in any manner, if such procedure is set forth

                                                                       EXECUTION
in Book Six (Livre Six) of the French Code de Commerce at the time of such application or corporate action and is not enumerated above; or

                  (i) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

                  (j) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

                  (k) Employee Benefit Plans. (i) There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans, which individually or in the aggregate (A) have or could reasonably be expected to have a Material Adverse Effect, (B) have resulted in liabilities of Holdings, its Subsidiaries or any of their ERISA Affiliates, taken together, in excess of $10,000,000 which liabilities (1) have continued for a period of 60 days without being paid, waived or otherwise discharged and (2) are not being contested in good faith by appropriate proceedings or (ii) there shall be imposed a Lien or security interest under Section 401(a)(29) or Section 412(n) of the Internal Revenue Code or under ERISA on Collateral which Lien or security interest (1) has continued in effect for a period of 60 days without being discharged and (2) is not being contested in good faith by appropriate proceedings; or

                  (l) Change of Control. A Change of Control shall occur; or

                  (m) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (unless released pursuant to the terms of the Credit Documents), in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f), 8.1(g), or 8.1(h) automatically, and (2) so long as any other Event of Default shall be continuing, at the

                                                                       EXECUTION
request of (or with the consent of) Requisite Lenders, upon notice to Company by General Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(iv) or Section 2.4(e); (C) General Administrative Agent may (and at the direction of the Requisite Lenders, shall) cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) General Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section (f), (g) and (h) to pay) to General Administrative Agent such additional amounts of cash, to be held as security for Company's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

SECTION 9. AGENTS

         9.1 APPOINTMENT OF AGENTS. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP and CGMI are hereby appointed Joint Lead Arrangers hereunder, and each Lender hereby authorizes Joint Lead Arrangers to act as its agents in accordance with the terms hereof and the other Credit Documents. Citicorp is hereby appointed General Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes General Administrative Agent and Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents (including through powers of attorney with respect actions in foreign jurisdictions) . Citi International is hereby appointed European Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes European Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each of Bank One, ING and NCB is hereby appointed a Documentation Agent hereunder, and each Lender hereby authorizes each Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent and each Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP, in its capacity as Joint Lead Arranger or Syndication Agent, nor CGMI, in its capacity as Joint Lead Arranger nor Bank One, ING or NCB, in their respective

                                                                       EXECUTION
capacities as a Documentation Agent, shall have any obligations but shall be entitled to all benefits of this Section 9.

         9.2 POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

         9.3 GENERAL IMMUNITY.

                  (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document (other than solely to confirm receipt of items expressly required to be delivered to such Agent hereunder) or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agents shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                  (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each

                                                                       EXECUTION

Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

         9.4 AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

         9.5 LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

                  (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                  (b) Each Lender, by delivering its signature page to this Agreement or a Joinder Agreement and funding its U.S. Term Loan, European Term Loan and/or Revolving Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

         9.6 RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties

                                                                       EXECUTION
hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

         9.7 SUCCESSOR ADMINISTRATIVE AGENTS AND SWING LINE LENDER. Either Administrative Agent may resign at any time by giving thirty days' prior written notice thereof to Lenders and Company, and either Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Applicable Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Applicable Administrative Agent. Upon the acceptance of any appointment as Applicable Administrative Agent hereunder by a successor Applicable Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Applicable Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Applicable Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Applicable Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Applicable Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Applicable Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as an Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent hereunder.

Swing Line Lender may resign at any time by giving thirty days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Company shall have the right, subject to the approval of the General Administrative Agent (not to be unreasonably withheld), to appoint any other Lender with a Domestic Revolving Loan Commitment as successor Swing Line Lender. Upon the acceptance of any appointment as Swing Line Lender hereunder by a successor Swing Line Lender, that successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swing Line Lender. In such event (i) (a) Company shall prepay any outstanding Swing Line Loans made by the retiring Swing Line Lender, (b) upon such prepayment, the retiring Swing Line Lender shall

                                                                       EXECUTION
surrender any Swing Line Notes held by it to Company for cancellation, and (c) Company shall issue, if so requested by successor Swing Line Loan Lender, a new Swing Line Note to Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

         9.8 COLLATERAL DOCUMENTS AND GUARANTY.

                  (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agents or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents and to execute on its behalf each of the Collateral Documents to which it is a party. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agents or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

                  (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agents, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agents, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

         9.9 DUTCH COLLATERAL DEBT COVENANT.

                  (a) Definitions. In this Section 9.9:

                  "DUTCH OBLIGOR" means (i) Autocam Corporation and (ii) any Foreign Subsidiary of Company not in existence on the Closing Date organized under the laws of the Netherlands, which becomes a Guarantor Foreign Subsidiary and grants a Lien to Collateral Agent pursuant to Dutch law.

                  (b) Parallel Debt Undertaking. The Dutch Obligor irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance (bij voorbaat)) to

                                                                       EXECUTION
pay to Collateral Agent amounts equal to any amounts owing by each Credit Party to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties in respect of the Obligations (whether present or future and whether actual or contingent) as and when the same fall due for payment thereunder. Such a payment undertaking and the obligations and liabilities resulting from it by the Dutch Obligor to Collateral Agent are referred to as the "PARALLEL DEBT".

                  (c) Acknowledgment. Each party to this Agreement acknowledges that (i) the Parallel Debt constitutes, undertakings, obligations and liabilities of the Dutch Obligor to Collateral Agent separate and independent from, and without prejudice to the Obligations (whether present or future and whether actual or contingent) of each Credit Party to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, and (ii) the Parallel Debt represents the Collateral Agent's own separate and independent claim (eigen en zelfstandige vordering) to receive payment of the Parallel Debt from the Dutch Obligor; provided that in all events the aggregate amount which may become due under the Parallel Debt shall never exceed the aggregate amount which may become due under the Obligations.

                  (d) Decrease Parallel Debt. Each party to this Agreement agrees that the aggregate amount due by the Dutch Obligor under the Parallel Debt will be decreased to the extent a Credit Party has paid any amounts to the Agents, the Lenders or any of them and Lender Counterparties to reduce its outstanding Obligations provided except to the extent such payment shall have been subsequently avoided or reduced by virtue of provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application.

                  (e) Decrease Obligations. Each party to this Agreement agrees that to the extent the Dutch Obligor has paid any amounts to Collateral Agent under the Parallel Debt the aggregate amount due by each Credit Party under the Obligations will be decreased accordingly, except to the extent such payment shall have been subsequently avoided or reduced by virtue of provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application.

                  (f) Application Parallel Debt. To the extent Collateral Agent receives any amount in payment of the Parallel Debt, Collateral Agent shall distribute such amount among the Lenders and Lender Counterparties in accordance with the terms of the Credit Documents.

                  (g) Default. For the avoidance of doubt, the Parallel Debt will become due and payable (opeisbaar) at the same time and to the same extent as the related Obligations become due and payable.

                  (h) No common property. Each party to this Agreement confirms that, in accordance with this Section 9.9 the claim of Collateral Agent against the Dutch Obligor in respect of the Parallel Debt does not constitute common property (een gemeenschap) within the meaning of Article 3:166 Dutch Civil Code and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claim of Collateral Agent does constitute such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute the administration agreement (beheersregeling) within the meaning of Article 3:168 Dutch Civil Code.

                                                                       EXECUTION

                  (i) No agent. For the purpose of this Section 9.9 Collateral Agent acts in its own name and on behalf of itself and not as agent or representative of any other party to this Agreement and any Lien granted by a Dutch Obligor to Collateral Agent to secure the Parallel Debt is granted to Collateral Agent in its capacity as creditor of the Parallel Debt.

                  (j) Governing Law. Notwithstanding the provisions of Section 10.14, this Section 9.9 shall be governed by the law of the Netherlands.

SECTION 10. MISCELLANEOUS

         10.1 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agents, Swing Line Lender, Issuing Bank or a Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agents in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

         The Company hereby agrees that it will provide to the General Administrative Agent all information, documents and other materials that it is obligated to furnish to the General Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Company agrees to continue to provide the Communications to the General Administrative Agent in the manner specified in the Credit Documents but only to the extent requested by the General Administrative Agent.

         The Company further agrees that the General Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform").

THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE
COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE

                                                                       EXECUTION

COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE GENERAL ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO EITHER BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF A BORROWER'S OR THE GENERAL ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         The General Administrative Agent agrees that the receipt of the Communications by the General Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the General Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees to notify the General Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

         Nothing herein shall prejudice the right of the General Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

         10.2 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties;
(c) the reasonable out-of-pocket fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the out-of-pocket actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant

                                                                       EXECUTION
to the Collateral Documents; (e) all the out-of-pocket actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the out-of-pocket actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other out-of-pocket actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) during the continuance of a Default or an Event of Default, (i) all costs and expenses of inspections and visits by any Agent or Lender pursuant to Section 5.6 and (ii) all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

         10.3 INDEMNITY.

                  (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, and provided, further, no Credit Party shall have any obligation to Issuing Bank in the event of the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it (it being understood that no dishonor as a result of a Governmental Act shall constitute a wrongful dishonor). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in

                                                                       EXECUTION
connection therewith, and Holdings and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         10.4 SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agents (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agents), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. A Lender's failure to obtain the required consent of the Administrative Agents described above shall not affect the validity of any such set off or application. Each Credit Party hereby further grants to Administrative Agents and each Lender a security interest in all Deposit Accounts maintained with Administrative Agents or such Lender as security for the Obligations.

         10.5 AMENDMENTS AND WAIVERS.

                  (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

                  (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                           (i) extend the scheduled final maturity of any Loan or Note;

                           (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

                           (iii) extend the stated expiration date of any Domestic Letter of Credit beyond the Domestic Revolving Commitment Termination Date or extend the stated expiration date of any European Letter of Credit beyond the European Revolving Commitment Termination Date;

                                                                       EXECUTION

                           (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder;

                           (v) extend the time for payment of any such interest or fees;

                           (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

                           (vii) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

                           (viii) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                           (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

                           (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document except as expressly provided in any Credit Document.

                  (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                           (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

                           (ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

                           (iii) amend the definition of "REQUISITE CLASS LENDERS" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "REQUISITE CLASS LENDERS" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                                                                       EXECUTION

                           (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

                           (v) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of Applicable Administrative Agent and of Issuing Bank; or

                           (vi) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

                  (d) Execution of Amendments, etc. Administrative Agents may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

         10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

                  (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Register. Company, Administrative Agents and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by General Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                                                                       EXECUTION

                  (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

                           (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and General Administrative Agent; and

                           (ii) to any Person meeting the criteria of clause
         (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Revolving Loans or Revolving Commitments to any such Person (except in the case of assignments made by or to GSCP), consented to by each of Company and General Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Company, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $2,500,000 (or such lesser amount as may be agreed to by Company and General Administrative Agent or as shall constitute the aggregate amount of the Domestic Revolving Commitments and Domestic Revolving Loans of the assigning Lender) with respect to the assignment of the Domestic Revolving Commitments and Domestic Revolving Loans, (B) ) (euro)2,500,000 (or such lesser amount as may be agreed to by Company and General Administrative Agent or as shall constitute the aggregate amount of the European Revolving Commitments and European Revolving Loans of the assigning Lender) with respect to the assignment of the European Revolving Commitments and European Revolving Loans and (C) $1,000,000 (or such lesser amount as may be agreed to by Company and General Administrative Agent or as shall constitute the aggregate amount of the U.S. Term Loan or European Term Loans with respect to the assignment of Term Loans).

                  (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to General Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $500 in the case of assignments pursuant to Section 10.6(c)(i), and $3,500 in the case of all other assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds and no fee shall apply to assignments by or to GSCP or its affiliates), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to General Administrative Agent pursuant to Section 2.20(c).

                  (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), General Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

                                                                       EXECUTION

                  (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

                  (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to General Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

                  (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the applicable Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except

                                                                       EXECUTION
in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of
Section 2.20 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.20 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.17 as though it were a Lender.

                  (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder unless and until an assignment is made in accordance with the provisions of Section 10.6(c).

         10.7 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall

                                                                       EXECUTION
survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

         10.9 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         10.10 MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to either Administrative Agent or Lenders (or to either Administrative Agent, on behalf of Lenders), or either Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.11 SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.12 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                                                                       EXECUTION

         10.13 HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         10.15 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES AGENTS AND LENDERS RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT,

                                                                       EXECUTION

AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.17 CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws. For this

                                                                       EXECUTION
purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

         10.18 USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Applicable Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

         10.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         10.20 JUDGMENT CURRENCY.

                  (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures General Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

                  (b) The obligations of Company and each Borrower in respect of any sum due from it to any Agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Agent or Lender of any sum adjudged to be so due in such Other Currency such Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such Agent or Lender in the Original Currency, Company and such Borrower agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or Lender against

                                                                       EXECUTION
such loss, and if the Original Currency so purchased exceeds the sum originally due to such Agent or Lender in the Original Currency, such Agent or Lender shall remit such excess to such Borrower.

         10.21 COLLECTION ALLOCATION MECHANISM.

                  (a) Implementation of Collection Allocation Mechanism. On the CAM Exchange Date, (i) the Commitments shall terminate as provided in Section 8,
(ii) each Lender with a Domestic Revolving Commitment shall immediately be deemed to have acquired (and shall promptly make payment therefor to Swing Line Lender in accordance with Section 2.3(b)(v)) participations in the Swing Line Loans in an amount equal to such Lender's Pro Rata Share of each Swing Line Loan outstanding on such date; (iii) all Loans denominated in Euro shall be converted into, and all such amounts due thereunder shall accrue and be payable in, Dollars at the applicable Spot Exchange Rate on such date, and on and after such date the interest rate applicable to all such Loans shall be the rate applicable to overdue Loans of the relevant type that are Base Rate Loans hereunder, (iv) the Lenders shall automatically and without further action (and without regard to the provisions of Section 10.6) be deemed to have exchanged interests in the Loans and reimbursement obligations in respect of LC Disbursements such that in lieu of the interest of each Lender in each such Specified Obligation in which it shall participate as of such date (including such Lender's interest in the Specified Obligations of each Loan Party in respect of each such Loan and reimbursement obligation), such Lender shall hold an interest in every one of the Loans and reimbursement obligations in respect of LC Disbursements (including the Specified Obligations of each Loan Party in respect of each such Loans and reimbursement obligations), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof.

                  (b) Binding Nature of Collection Allocation Mechanism. Each Lender hereby consents and agrees (and each Borrower hereby consents) to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Specified Obligation. Each Borrower agrees from time to time to execute and deliver to the General Administrative Agent all participation certificates and other instruments and documents as the General Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans constituting Specified Obligations hereunder to the General Administrative Agent against delivery of new promissory notes evidencing its interests in the Specified Obligations with respect to the Loans; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

                  (c) Payments Subsequent to CAM Exchange Date. As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the General Administrative Agent or Collateral Agent pursuant to any Loan Document in respect of the Specified Obligations, and each distribution made by Collateral Agent pursuant to any Collateral Documents in respect of the Specified Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of set-off, in respect of a Specified

                                                                       EXECUTION

Obligation shall be paid over to the General Administrative Agent for distribution to the Lenders in accordance herewith.

                  (d) Subsequent LC Disbursements. In the event that, on or after the CAM Exchange Date, the aggregate amount of the Specified Obligations shall change as a result of the making of an LC Disbursement by the Issuing Bank that is not reimbursed by the applicable Borrower, then (i) each applicable Revolving Lender (determined without giving effect to the CAM Exchange) shall, in accordance with Section 2.4(d), promptly purchase from the Issuing Bank a participation in such LC Disbursement in the amount of such Revolving Lender's applicable Pro Rata Percentage of such LC Disbursement (without giving effect to the CAM Exchange) and (ii) the General Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Revolving Lenders. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

         10.22 EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and General Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

                                                                       EXECUTION

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    AUTOCAM CORPORATION

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                    AUTOCAM FRANCE, SARL

                                    By:    /s/ John C. Kennedy
                                           _____________________________________
                                           Name: John C. Kennedy
                                           Title: Co-Manager

                                    TITAN HOLDINGS, INC.

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                    AUTOCAM-PAX, INC.

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                    AUTOCAM SOUTH CAROLINA, INC.

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                    AUTOCAM GREENVILLE, INC.

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                                                       EXECUTION

                                    AUTOCAM ACQUISITION, INC.

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                    AUTOCAM LASER TECHNOLOGIES, INC.

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                    AUTOCAM-HAR, INC.

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                    AUTOCAM INTERNATIONAL, LTD.

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                    AUTOCAM INTERNATIONAL SALES
                                    CORPORATION

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                                                       EXECUTION

                                    AUTOCAM EUROPE B.V.
                                           BY: AUTOCAM CORPORATION,
                                           AS MANAGING DIRECTOR

                                    By:    /s/ Warren A. Veltman
                                           _____________________________________
                                           Name: Warren A. Veltman
                                           Title: Treasurer and Secretary

                                                                       EXECUTION

                                             GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                             as Joint Lead Arranger, Syndication
                                             Agent and a Lender

                                             By:    /s/ Robert Wagner
                                                    ----------------------------
                                                    Name:  Robert Wagner
                                                    Title: Authorized Signatory

Address for Notices:

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York 10004
         Attention: Stephen King
         Telecopier: (212) 357-0932
         E-mail: stephen.king@gs.com

with a copy to:

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York 10004
         Attention: John Makrinos
         Telecopier: (212) 357-4597
         E-mail: john.makrinos@gs.com

                                                CITICORP NORTH AMERICA, INC.,
                                                as General Administrative Agent,
                                                Collateral Agent, an Issuing
                                                Bank and a Lender

                                                By:    /s/ David Bouton
                                                       -------------------------
                                                       Name: David Bouton
                                                       Title: Vice President

Address for Notices:

         Citicorp North America, Inc.
         390 Greenwich Street
         New York, New York 10013
         Attention: Betsy Wier
         Telecopier: (212) 994-0961
         E-mail: elizabeth.j.wier@citigroup.com

EXECUTION

                                             CITIBANK INTERNATIONAL PLC,
                                             as European Administrative Agent,
                                             Lender and an Issuing Bank

                                             By:    /s/ Paul De Rome
                                                    ----------------------------
                                                    Name: Paul De Rome
                                                    Title: Managing Director

Address for Notices:

         Citibank International PLC
         Loans Agency Office, 2nd Floor
         4 Harbour Exchange Square
         London. E14 9GE
         Attention: Olu Dada and Alan Gibb
         Telecopier: 00 44 208 636 3824/3825
         E-mails: olu.dada@citigroup.com
                  alan.gibb@citigroup.com

with a copy to:

         Citicorp North America, Inc.
         390 Greenwich Street
         New York, New York 10013
         Attention: Betsy Wier
         Telecopier: (212) 994-0961
         E-mail: elizabeth.j.wier@citigroup.com

                                          BANK ONE, NA,
                                          as a Documentation Agent and a Lender

                                          By:    /s/ Krista J. Flynn
                                                 -------------------------------
                                                 Name: Krista J. Flynn
                                                 Title: Vice President

Address for Notices:

         Bank One, London Branch
         Loan Administration
         1 Triton Square
         London
         Attention: Leah Haeems
         Telecopier: 00 44 207 903-4768
         E-mail: leah_haeems@bankone.com

with a copy to:

         Bank One, N.A.
         200 Ottawa Ave.
         Grand Rapids, MI 49503
         Attention: Ryan Allen
         Telecopier: (616) 771-7440
         Email: ryan_m_allen@bankone.com

                                         ING CAPITAL, LLC,
                                         as a Documentation Agent and a Lender

                                         By:     /s/ M. Densel Fulton
                                                --------------------------------
                                                Name:  M. Densel Fulton
                                                Title: Director

Address for Notices:

         ING Capital, LLC
         1325 Avenue of the Americas
         New York, New York 10019
         Attention: Marilyn Densel-Fulton
         Telecopier: 646-424-6854
         E-mail: marilyn.densel-fulton@americas.ing.com

with a copy to:

         ING Capital LLC
         1325 Avenue of the Americas
         New York, New York 10019
         Attention: Lisa Hannahoe
         Telecopier: 646-424
         E-mail: lisa.hannahoe@americas.ing.com

                                         NATIONAL CITY BANK,
                                         as a Documentation Agent and a Lender

                                         By:   /s/ Kenneth M. Blackwell
                                                ________________________________
                                                Name: Kenneth M. Blackwell
                                                Title: Vice President

Address for Notices:

         Commercial Loans
         Phone No. 216-488-7087
         Attention: David Gregory
         Telecopier: 216-488-7110
         E-mail: david.gregory@nationalcity.com

with a copy to:

     __________________________

     __________________________

     __________________________
     Attention:
     Telecopier:
     E-mail:

                                           COMERICA BANK
                                           as Swing Line Lender and a Lender

                                           By:    /s/  Kevin P. Lambrix
                                                  ______________________________
                                                  Name: Kevin P. Lambrix
                                                  Title: Vice President

Address for Notices:

         Comerica Bank
         500 Woodward Avenue
         5th Floor, MC 3251
         Detroit, MI 48226
         Attention: Kevin P. Lambrix
         Telecopier: (313) 222-9345
         E-mail: kplambrix@comerica.com

with a copy to:

     Bodman LLP
     100 Renaissance Center
     34th Floor
     Detroit, MI 48243
     Attention: Bonnie S. Sherr
     Telecopier: (313) 393-7579
     E-mail: BSHERR@BODMANLLP.COM

                                             FIFTH THIRD BANK (WESTERN
                                             MICHIGAN),
                                             as a Lender

                                             By:    /s/ Randal S. Wolffis
                                                    ----------------------------
                                                    Name:  Randal S. Wolffis
                                                    Title: Vice President

Address for Notices:

         Fifth Third Bank
         111 Lyon Avenue, NW
         Grand Rapids, MI 49503
         Attention: Tesha Brownridge
         Telecopier: 616.653.5843
         E-mail: Tesha.Brownridge@53.com

with a copy to:

         Fifth Third Bank
         111 Lyon Ave., N.W.
         Grand Rapids, MI 49503
         Attention: Randal Wolffis
         Telecopier: 616-653-5843
         E-mail: Randal.Wolffis@53.com

                                          NATEXIS BANQUES POPULAIRES,
                                          as a Lender

                                          By:    /s/ Nicolas Regent
                                                 _______________________________
                                                 Name: Nicolas Regent
                                                 Title:

                                          By:    _______________________________
                                                 Name:
                                                 Title:

Address for Notices:

         Natexis Banques Populaires
         1251 Avenue of the Americas
         34th Floor
         New York, New York 10020
         Attention: Connie Moy
         Telecopier: 212 872-5160
         E-mail: connie.moy@nyc.nxbp.com

with a copy to:

         Natexis Banques Populaires
         1251 Avenue of the Americas, 34th Floor
         New York, NY 10020
         Attention: Nicolas Regent
         Telecopier: 212 872-5163
         E-mail: nicolas.regent@nyc.nxbp.com

                                      STANDARD FEDERAL BANK, N.A.
                                      as a Lender

                                      By:     /s/ Matthew R. Klein
                                             -----------------------------------
                                             Name:  Matthew R. Klein
                                             Title: Commercial Banking Officer

Address for Notices:

         Attn: Agency Services
         2600 W. Big Beaver, MO900-237
         Troy, Michigan 48084
         Attention: Giselle Smith
         Telecopier: (248) 637-5017
         E-mail: giselle.smith@abnamro.com

with a copy to:

         ____________________
         ____________________
         ____________________
         Attention:
         Telecopier:
         E-mail:

                                                                    APPENDIX A-1
                                                TO CREDIT AND GUARANTY AGREEMENT

                           U.S. TERM LOAN COMMITMENTS

                                              U.S.               PRO
             LENDER                   TERM LOAN COMMITMENT    RATA SHARE
----------------------------------    --------------------    ----------
Goldman Sachs Credit Partners L.P.       $33,000,000.00          100%
                                         --------------          ---
             TOTAL                       $33,000,000.00          100%
                                         ==============          ===

                                                                       EXECUTION

                                  APPENDIX A-1

                                                                    APPENDIX A-2
                                                TO CREDIT AND GUARANTY AGREEMENT

                         EUROPEAN TERM LOAN COMMITMENTS

                                            EUROPEAN             PRO
             LENDER                   TERM LOAN COMMITMENT    RATA SHARE
----------------------------------    --------------------    ----------
Citibank International plc             E    62,700,000.00        100%
                                       ------------------        ---
             TOTAL                     E    62,700,000.00        100%
                                       ==================        ===

                                                                           DRAFT

                                  APPENDIX A-2

                                                                    APPENDIX A-3
                                                TO CREDIT AND GUARANTY AGREEMENT

                         DOMESTIC REVOLVING COMMITMENTS

             LENDER                   REVOLVING COMMITMENT    PRO RATA SHARE
----------------------------------    --------------------    --------------
Goldman Sachs Credit Partners L.P.      $  3,900,000.00         10.803324%
ING Capital, LLC                        $  5,000,000.00         13.850426%
National City Bank                      $  6,000,000.00         16.620499%
Standard Federal                        $  5,600,000.00         15.512465%
Fifth Third Bank                        $  5,600,000.00         15.512465%
Comerica Bank, NA                       $ 10,000,000.00         27.700831%
                                        ---------------         ---------
             TOTAL                      $ 36,100,000.00               100%
                                        ===============         =========

                                                                       EXECUTION

                                  APPENDIX A-3

                                                                    APPENDIX A-4
                                                TO CREDIT AND GUARANTY AGREEMENT

                         EUROPEAN REVOLVING COMMITMENTS

             LENDER                   EUROPEAN REVOLVING     PRO RATA SHARE
                                          COMMITMENT
Citibank International plc               E    3,261,000        28.061268%
Bank One, NA                             E    5,016,000        43.163239%
Natexis Banques Populares                E    3,344,000        28.775493%
                                         --------------        ---------
             TOTAL                       E11,621,000.00              100%
                                         ==============        =========

                                                                       EXECUTION

                                  APPENDIX A-3

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

AUTOCAM CORPORATION

         4070 East Paris Avenue Southeast
         Grand Rapids, MI  49512
         Attention:  Warren A. Veltman, Chief Financial Officer
         Telecopier:  (616) 698-6876

TITAN HOLDINGS, INC.

         4070 East Paris Avenue Southeast
         Grand Rapids, MI  49512
         Attention:  Warren A. Veltman, Chief Financial Officer
         Telecopier:  (616) 698-6876

AUTOCAM FRANCE, SARL

         Autocam France
         Ste Frank et Pignard
         zone industrielle des Pochons
         294 promenade de 1 Arve
         74300 Thyez
         Attention: Manager
         Telecopier:

with a copy to:
         Autocam Corporation
         4070 East Paris Avenue Southeast
         Grand Rapids, MI  49512
         Attention:  Warren A. Veltman, Chief Financial Officer
         Telecopier:  (616) 698-6876

in each case, with a copy to:
         Fried, Frank, Harris, Shriver & Jacobson LLP
         One New York Plaza
         New York, NY  10004-1980
         Attention:  Craig F. Miller, Esq.
         Telecopier:  (212) 859-4000

                                                                       EXECUTION

                                  APPENDIX B-1

GOLDMAN SACHS CREDIT PARTNERS L.P.,
 as Joint Lead Arranger, Syndication Agent and a Lender

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention:  Stephen King
         Telecopier:  (212) 357-0932

with a copy to:

         Goldman Sachs Credit Partners L.P.
         85 Broad Street
         New York, New York  10004
         Attention: John Makrinos
         Telecopier:  (212) 357-4597

                                                                       EXECUTION

                                  APPENDIX B-2

CITICORP NORTH AMERICA, INC.,
as General Administrative Agent, Collateral Agent, an Issuing Bank and a Lender

General Administrative Agent's Principal Office:
         Citicorp North America, Inc.
         390 Greenwich Street
         New York, New York 10013
         Attention: Betsy Wier
         Telecopier: (212) 994-0961
         E-mail: elizabeth.j.wier@citigroup.com

Issuing Bank's Principal Office:
         Citicorp North America, Inc.
         390 Greenwich Street
         New York, New York 10013
         Attention: Suzanne Crymes
         Telecopier: (212) 994-0961
         E-mail: suzanne.crymes@citigroup.com

                                                                       EXECUTION

                                  APPENDIX B-3

CITIBANK INTERNATIONAL PLC,
as European Administrative Agent and an Issuing Bank

European Administrative Agent's Principal Office:
         Citibank International PLC
         Loans Agency Office, 2nd Floor
         4 Harbour Exchange Square
         London, E14 9GE
         Attention: Olu Dada and Alan Gibb
         Telecopier: 00 44 208 636 3824/3825
         E-mails: olu.dada@citigroup.com
                  alan.gibb@citigroup.com

Issuing Bank's Principal Office:
         Citibank International PLC
         Loans Agency Office, 2nd Floor
         4 Harbour Exchange Square
         London, E14 9GE
         Attention: Olu Dada and Alan Gibb
         Telecopier: 00 44 208 636 3824/3825
         E-mails: olu.dada@citigroup.com
                  alan.gibb@citigroup.com

In each case with a copy to:

Citibank North America, Inc., as General Administrative Agent

         Citicorp North America, Inc.
         390 Greenwich Street
         New York, New York 10013
         Attention: Betsy Wier
         Telecopier: (212) 994-0961
         E-mail: elizabeth.j.wier@citigroup.com

                                                                       EXECUTION

                                  APPENDIX B-4

COMERICA BANK,
as Swing Line Lender and a Lender

Swing Line Lender's Principal Office:
         Comerica Bank
         500 Woodward Avenue
         5th Floor, MC 3251
         Detroit, MI 48226
         Attention: Kevin Lambrix
         Telecopier: (313) 222-9345
         E-mail: kplambrix@comerica.com

                                                                       EXECUTION

                                  APPENDIX B-5